                                                                Exhibit k(i)

 Merrill Lynch Bank USA
 (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 CONSOLIDATED FINANCIAL STATEMENTS
 Consolidated Balance Sheets
 Consolidated Statements of Earnings
 Consolidated Statements of Changes in Stockholder's Equity
 Consolidated Statements of Cash Flows
 Notes to Consolidated Financial Statements
 MANAGEMENT'S REPORT ON INTERNAL CONTROLS AND COMPLIANCE
 INDEPENDENT ACCOUNTANTS' REPORT

     REPORT OF INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM To the Board of
Directors  and  Stockholder  of Merrill  Lynch  Bank USA:  We have  audited  the accompanying  consolidated  balance  sheets of Merrill  Lynch Bank USA (a wholly
owned   subsidiary  of  Merrill  Lynch  &  Co.,   Inc.)  and  its   subsidiaries
(collectively the "Bank") as of December 30, 2005 and December 31, 2004, and the
related consolidated statements of earnings, changes in stockholder's equity and cash flows for each of the three years in the period  ended  December  30, 2005.
These financial statements are the responsibility of the Bank's management.  Our responsibility  is to express an opinion on these financial  statements based on our audits.

     We  conducted  our audits in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  such consolidated  financial statements present fairly, in all material respects,  the financial position of Merrill Lynch Bank USA and its subsidiaries  at December 30, 2005 and  December  31,  2004,  and the results of their  operations and their cash flows for each of the three years in the period ended  December 30, 2005 in  conformity  with  accounting  principles  generally accepted in the United States of America.

 Salt Lake City, Utah
 February 27, 2006

 CONSOLIDATED FINANCIAL STATEMENTS
 MERRILL LYNCH BANK USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

 CONSOLIDATED BALANCE SHEETS
 December 30, 2005 and December 31, 2004

 (Dollars in thousands, except per share amounts)
                                                                   2005           2004
 Assets
   Cash and due from banks                                  $    73,881      $   18,811
   Cash equivalents                                           3,900,000       1,535,000
   Federal funds sold                                            25,000              --
   Trading assets                                             1,039,829       1,308,368
   Securities (includes securities pledged as collateral that can be sold
        or repledged of $40,614 in 2005 and $4,973,687 in 2004)              13,025,147
 27,764,956
   Loans and leases held for sale                             4,869,596       5,229,960
   Loans and leases receivable                               36,160,157        29,619,839
   Allowance for loan and lease losses                        (237,005)       (167,224)
   Loans and leases receivable, net                          35,923,152      29,452,615
   Accrued interest receivable                                  242,309         215,625
   Property and equipment, net                                   43,640          45,963
   Net deferred income taxes                                    215,431         193,445
   Derivative assets                                            189,319          19,002
   Investment in Federal Home Loan Bank                         121,602         121,106
   Receivable from Parent and affiliates                         57,509         192,608
   Cash delivered to collateralize derivative obligations         3,756          31,197
   Other assets                                                 488,060         408,095
 Total assets                                               $60,218,231      $66,536,751

 Liabilities and Stockholder's Equity
   Liabilities
   Deposits                                                 $ 52,783,371     $55,410,345
   Federal funds purchased and securities sold under
      agreements to repurchase                                  400,000       4,688,480
   Unsettled securities payable                                      --         380,417
   Derivative liabilities                                         9,919          36,629
   Payable to Parent and affiliates                             413,282          87,738
   Current income taxes payable                                  54,179         219,112
   Advances from Federal Home Loan Bank                              --           2,200
   Subordinated debt                                            250,000              --
   Other liabilities                                            593,803         545,910
      Total liabilities                                      54,504,554      61,370,831
 Stockholder's equity
   Preferred stock, 6% noncumulative, par value $1,000;
      1,000,000 shares authorized, issued and outstanding     1,000,000       1,000,000
 Common stock, par value $1; 1,000,000 shares authorized,
      issued and outstanding                                      1,000           1,000
   Paid-in capital                                            2,367,679       2,367,679
   Retained earnings                                          2,355,799       1,802,576
   Accumulated other comprehensive loss, net of tax            (10,801)         (5,335)
      Total stockholder's equity                              5,713,677       5,165,920
 Total liabilities and stockholder's equity                 $ 60,218,231     $66,536,751

 The accompanying notes are an integral part of these consolidated financial statements.

 CONSOLIDATED STATEMENTS OF EARNINGS
 For the Years Ended December 30, 2005, December 31, 2004 and December 26, 2003

 (Dollars in thousands)
                                                         2005          2004          2003
 Interest income:
 Loans and leases receivable                       $ 2,147,371   $1,351,079   $  1,053,628
 Mortgage-backed and asset-backed securities           651,595      398,619       497,717
 U.S. Treasury and government agency securities         15,507       44,588        64,683
 Non-U.S. government and agency securities              18,301       11,375         9,324
 Corporate debt securities                              88,905       44,722        34,770
 Trading assets                                         50,794       55,499        38,342
 Federal funds sold, securities purchased
      under agreements to resell, and cash equivalents           29,410       17,752
 22,813
        Total interest income                        3,001,883    1,923,634     1,721,277

 Interest expense:
 Deposits                                            1,078,595      352,862       300,204
 Federal funds purchased and securities
      sold under agreements to repurchase              120,350       91,199        68,374
 Other borrowings                                       23,933        2,973         2,340
        Total interest expense                       1,222,878      447,034       370,918
 Net interest income                                 1,779,005    1,476,600     1,350,359
 Provision for loan and lease losses                   141,636      171,291        53,797
 Net interest income after provision for loan and lease losses    1,637,369    1,305,309
 1,296,562

 Noninterest income:
 Credit and banking fees                               408,830      326,757       252,470
 Servicing and other fees, net                          99,416       88,619        49,538
 Gains on sales of securities, net                      42,420       53,834       113,545
 Trustee fees                                           33,515       33,177        30,048
 Gains (losses) on nonhedging derivatives, net          31,232    (100,251)      (95,547)
 Equity and partnership interests                       30,367        2,145            --
 Gains on sale of loans, net                            24,852      189,820       327,758
 Losses on other-than-temporarily impaired securities           --            (29,680)
 (114,046)
 Trading losses, net                                   (1,153)     (23,906)      (19,621)
 Other                                                  27,308       18,344        26,072
        Total noninterest income                       696,787      558,859       570,217

 Noninterest expenses:
 Compensation and benefits                             311,877      283,649       212,410
 Deposit administration fees                           135,168      140,831       138,767
 Provision for unfunded loan commitments                56,699       25,579        18,615
 Communications and technology                          42,713       42,927        46,687
 Loan servicing and administration                      36,193       19,004        10,499
 Professional fees                                      22,163       21,804        17,230
 Trust management fees                                  20,184       19,367        17,949
 Service fees to Parent and affiliates                  17,896       10,874        11,527
 Occupancy and related depreciation                     15,654       13,196        11,496
 FDIC and state assessments                              9,664       10,631        10,606
 Other                                                  36,083       31,384        27,050
        Total noninterest expenses                     704,294      619,246       522,836
 Earnings before income taxes                        1,629,862    1,244,922     1,343,943
     Income taxes                                      586,639      433,356       487,657
 Net earnings                                      $ 1,043,223   $  811,566   $   856,286

 The accompanying notes are an integral part of these consolidated financial statements.

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
 For the Years Ended December 30, 2005, December 31, 2004 and December 26, 2003

 (Dollars in thousands)
                                                                      Accumulated
                                                                            Other        Total
                            Preferred    Common    Paid-in RetainedComprehensive  Stockholder's
                                Stock     Stock    Capital Earnings Income (Loss)       Equity

 Balance, December 27, 2002   $800,000    $1,000       $    2,367,679    $561,724    $(32,841)
 $ 3,697,562
 Comprehensive income:
   Net earnings                                             856,286                    856,286
   Other comprehensive income:
   Net unrealized gains on securities
   (net of tax)                                                            15,773       15,773
   Deferred gains on cash flow
   hedges (net of tax and
   reclassification of $39,897
   of gains included in earnings)                                                    1,755
 1,755
   Total comprehensive income                                                          873,814
   Issuance of preferred stock            200,000
 200,000
   Dividends declared                                       (317,000)                (317,000)
 Balance, December 26, 2003   1,000,000   1,000  2,367,679  1,101,010    (15,313)    4,454,376
 Comprehensive income:
   Net earnings                                             811,566                    811,566
   Other comprehensive income:
   Net unrealized gains on securities
   (net of tax)                                                            30,131       30,131
   Deferred losses on cash flow
   hedges (net of tax and
   reclassification of $2,541
   of gains included in earnings)
 (20,153)                     (20,153)
   Total comprehensive income                                                          821,544
   Dividends declared                                       (110,000)                (110,000)
 Balance, December 31, 2004   1,000,000   1,000  2,367,679  1,802,576     (5,335)    5,165,920
 Comprehensive income:
   Net earnings                                             1,043,223                1,043,223
   Other comprehensive income:
   Net unrealized losses on securities
   (net of tax)                                                           (4,385)      (4,385)
   Deferred losses on cash flow
   hedges (net of tax and
   reclassification of $4,541
   of gains included in earnings)
 (1,081)                       (1,081)
   Total comprehensive income                                                        1,037,757
   Dividends declared                                       (490,000)                (490,000)
 Balance, December 30, 2005   $1,000,000  $1,000 $2,367,679 $2,355,799   $(10,801)   $5,713,677

 The accompanying notes are an integral part of these consolidated financial statements.

 CONSOLIDATED STATEMENTS OF CASH FLOWS
 For the Years Ended December 30, 2005, December 31, 2004 and December 26, 2003

 (Dollars in thousands)
                                                            2005          2004          2003
 Cash Flows From Operating Activities
 Net earnings                                         $1,043,223    $  811,566     $  856,286
 Adjustments to reconcile net earnings to net cash provided by
        (used for) operating activities:
    Provision for loan and lease losses                  141,636       171,291         53,797
    Provision for unfunded loan commitments               56,699        25,579         18,615
    Lower of cost or market adjustments on held for sale loans      55,786         19,355
 8,786
    Losses on other-than-temporarily impaired securities           --              29,680
 114,046
    Gains on sales of securities                        (42,420)      (53,834)      (113,545)
    Deferred income taxes                                 37,315        11,200         89,351
    Depreciation and amortization                         10,170         9,867          9,579
    Net amortization of premium                           14,228        16,977         41,501
    Losses (gains) on trading assets                      10,951         (542)        (9,847)
    (Gains) losses on nonhedging derivatives            (31,232)       100,251         95,547
    Gains on sale of loans                              (80,638)     (209,175)      (336,544)
    Other                                                 14,186       (6,031)        (4,671)
    Changes in operating assets and liabilities:
       Origination, purchases, and drawdowns on loans
          held for sale, net of repayments            (11,810,987)  (11,591,766)   (23,570,932)
       Net proceeds from sales of loans held for sale 12,124,768    12,779,927     22,008,910
       Purchases of trading assets                    (6,982,619)   (14,276,901)   (32,741,528)
       Proceeds from sales and maturities of trading securities     7,245,935
 14,473,285                                           31,863,780
 Net change in:
       Accrued interest receivable                      (26,684)      (33,454)         21,577
       Net deferred income taxes                        (66,199)       119,137        107,175
       Current income taxes payable                    (164,108)      (68,432)      (189,093)
       Unsettled securities payable                    (380,417)     (107,295)        321,308
       Receivable from Parent and affiliated companies, net         234,173
 (27,517)                                              (285,831)
       Other, net                                       (10,374)       183,596         81,400
               Net cash provided by (used for) operating activities  1,393,392      2,376,764
 (1,560,333)

 Cash Flows From Investing Activities
 Proceeds from (payments for) securities:
         Purchases                                    (11,964,139)  (20,483,066)   (30,422,642)
         Sales                                        19,255,718    17,029,566     31,248,922
         Maturities                                    6,940,864     5,824,989      8,585,137
 Net change in:
     Federal funds sold                                 (25,000)        45,000       (45,000)
     Loans and leases receivable                      (6,616,404)   (3,976,010)    (5,262,723)
     Cash received from counterparties to
           collateralize derivative obligations, net     344,065       127,334        574,089
 Purchase of Federal Home Loan Bank stock                     --           --        (34,933)
 Proceeds from sales of mortgage servicing assets         23,276      52,321           77,483
 Purchases of property and equipment                     (7,849)     (10,288)        (11,920)
    Net cash provided by (used for) investing activities            7,950,531
 (1,390,154)                                            4,708,413

 Cash Flows From Financing Activities
 Increase (decrease) in:
     Deposits                                         (2,626,974)    2,198,335     (2,488,802)
     Federal funds purchased and securities sold
          under agreements to repurchase              (4,288,480)   (1,979,758)       205,155
     FHLB advances                                       (2,200)            --      (400,000)
     Other borrowings                                      3,801     (593,006)        593,006
     Subordinated debt                                   250,000            --             --
     Issuance of preferred stock                              --          --         200,000
 Payment of dividends                                  (260,000)    (290,000)       (172,000)
    Net cash used for financing activities            (6,923,853)    (664,429)     (2,062,641)
    Increase in cash, due from banks and cash equivalents           2,420,070      322,181
 1,085,439
 Cash, due from banks and cash equivalents, beginning of year       1,553,811
 1,231,630                                               146,191
 Cash, due from banks and cash equivalents, end of year        $    3,973,881$
 1,553,811                                            $1,231,630

 The accompanying notes are an integral part of these consolidated financial statements.

 CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
 For the Years Ended December 30, 2005, December 31, 2004 and December 26, 2003

 (Dollars in thousands)
                                                                2005        2004         2003

 Supplemental Disclosures of Cash Flow Information
 Cash paid during the year for:
     Interest                                            $ 1,216,836   $ 455,002   $  382,426
     Income taxes                                            751,572     323,386      369,201

 Supplemental Disclosures of Noncash Investing
     and Financing Activities:
     Dividends declared and unpaid                           250,000      20,000      200,000
     Transfers of repossessed assets from loans to other assets        89,339      47,021
 3,067
     Transfer of loans to repay borrowing                         --     593,006           --
     Unsettled purchases of securities with the
         related payable recorded in other liabilities            --     380,417      487,712
     Unrealized (loss) gain on cash flow swaps               (1,081)    (20,153)        1,755
     Unrealized (loss) gain on available-for-sale securities,
         net of taxes                                        (4,385)      30,131       15,773
     Charge-offs                                            (78,757)   (158,030)     (30,569)

 The accompanying notes are an integral part of these consolidated financial statements.

 MERRILL LYNCH BANK USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 For the Years Ended December 30, 2005, December 31, 2004 and December 26, 2003

 Note 1. Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

     Merrill  Lynch  Bank  USA  ("MLBUSA"  or  the  "Bank")  is a  wholly  owned subsidiary of Merrill Lynch & Co., Inc. (the "Parent"). MLBUSA is licensed as an industrial  bank  pursuant to the laws of the State of Utah and its deposits are insured  by the  Federal  Deposit  Insurance  Corporation  ("FDIC").  MLBUSA  is
regulated  and  examined  by the  FDIC  and the  Utah  Department  of  Financial
Institutions.   The  Bank  accepts   money-market   deposit  accounts  ("MMDA"),
transaction  accounts,  and certificates of deposit that are principally used to fund consumer and  commercial  loans and invest in securities at the Bank or its sub-sidiaries. MLBUSA's deposits are generally agented by Merrill Lynch, Pierce,
Fenner & Smith Incorporated  ("MLPF&S"),  an affiliate.  The Bank also serves as trustee for certain  collective  trust funds.  The Bank's  consumer  lending and deposit activities are conducted on a national basis, and its commercial lending and investment activities are conducted nationally and internationally. See Note
20 for discussion of the Bank's proposed reorganization in 2006.

PRINCIPLES OF  CONSOLIDATION  AND BASIS OF  PRESENTATION

     The  consolidated  financial  statements of MLBUSA  include the accounts of
MLBUSA and its  subsidiaries.  MLBUSA's  subsidiaries  are controlled  through a majority voting interest or consolidated  based on a risks and rewards  approach
required  by  the  Financial   Accounting   Standards  Board  ("FASB")   revised
Interpretation  No. ("FIN") 46R (revised December 2003),  Consolidated  Variable
Interest  Entities.  All  significant  intercompany  accounts  and  transactions between  MLBUSA and its  subsidiaries  have been  eliminated.  The  consolidated financial statements conform with accounting  principles and prevailing industry practices generally accepted in the United States of America. Generally accepted
accounting   principles  ("GAAP")  require  management  to  make  estimates  and assumptions  that affect the  amounts  reported  in the  consolidated  financial statements and notes.  Estimates,  by their nature,  are based upon judgment and available  information;  therefore,  changing  economic  conditions and economic prospects of borrowers may result in actual  performance that differs from those estimated  and  could  have a  material  impact  on the  consolidated  financial statements.  It is  possible  that such  changes  could  occur in the near term.
Significant  estimates  made by  management  are  discussed  in  these  notes as applicable.

     Certain  reclassifications  and format changes have been made to prior year amounts to conform to the current year's presentation. MLBUSA's fiscal year ends on the last Friday in December.  The 2005 and 2003  results  include 52 weeks of operations, and the 2004 results include 53 weeks of operations.

CASH  EQUIVALENTS
MLBUSA  considers  cash  equivalents to be Federal funds
sold,  securities  purchased  under  agreements  to resell,  and  highly  liquid securities  with  maturities at purchase or origination of three months or less.
Included in cash  equivalents as of December 30, 2005 and December 31, 2004 were
$0 and  $1,535,000,  respectively,  of  Federal  funds  sold.  Included  in cash equivalents  as of December 30, 2005 and December 31, 2004 were  $3,900,000  and
$0, respectively, of securities purchased under agreements to resell.

 FEDERAL FUNDS SOLD AND FEDERAL FUNDS PURCHASED
 Federal funds sold and federal funds purchased are unsecured, short-term loans to or from other financial institutions (including affiliates).

 SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER
 AGREEMENTS TO REPURCHASE

     To manage  liquidity,  the Bank  enters  into  securities  purchased  under agreements  to resell,  and  securities  sold under  agreements  to  repurchase,
transactions.   These  agreements  are  generally  treated  as   collateral-ized
financing  transactions  and are recorded at the amounts at which the securities
(including  accrued interest earned) will be subsequently  resold or reacquired, as  specified  in the  respective  agreements.  The  Bank's  policy  is to  take possession of securities  purchased under  agreements to resell.  To ensure that the market value of the underlying collateral remains sufficient,  collateral is valued  daily,  and  the  Bank  may be  required  to  deposit,  or may  request, additional collateral, when appropriate. Substantially all repurchase activities are transacted under master netting  agreements that give the Bank the right, in the  event  of  defaults,  to  liquidate  collateral  held  and  to  offset  its receivables with the  counterparties.  Securities  purchased under agreements to resell and  securities  sold under  agreements to repurchase are reported net by counterparty, when applicable.

 TRADING ASSETS AND LIABILITIES

     Trading assets and liabilities  include  securities for which repayment and
interest  rate  risk  are  dynam-ically   managed,  as  well  as  the  financial
derivatives  used to manage those risks.  Trading  assets and  liabilities  also include  derivatives  that do not hedge an asset or liability for  accounting or economic  purposes.  Trading assets and  liabilities are reported at fair value.
Fair value is based on directly  observed  market  prices,  quoted market prices obtained from external pricing services,  or pricing models based on net present value of  estimated  future cash flows.  Determining  the fair value for trading assets,  trading liabilities,  and derivatives requires the use of manage-ment's judgment and estimates. Trading income (losses) includes realized and unrealized gains and losses from the  financial  instruments  designated  as trading in the period that fair value  changes.  Trading  income  (losses)  also  includes  any interest income or expense related to the trading derivative instruments.

 SECURITIES

     Securities  include  investments  in debt and equity  securities.  The Bank records  its  securities  purchases  and  sales on a trade  date  basis.  MLBUSA classifies  all of its debt  securities  and all of its equity  securities  with readily  determinable  fair  values as either  "trading,""held-to-maturity,"  or
"available-for-sale"  in  accordance  with  Statement  of  Financial  Accounting
Standards  ("SFAS")  No. 115,  Accounting  for Certain  Investments  in Debt and
Equity  Securities  ("SFAS No. 115").  The accounting for trading  securities is discussed in the Trading Assets and Liabilities section of this note.

     Held-to-maturity  securities  are  debt  securities  that  MLBUSA  has  the positive intent and ability to hold to maturity.  These  securities are recorded at amortized cost unless a decline in value is deemed  other-than-temporary,  in which  case the  carrying  value is  adjusted.  The  amortization  of premium or
accretion   of   discount,    as   well   as   any   unrealized    loss   deemed
other-than-temporary, are included in current period earnings.

     Securities  accounted  for under SFAS No. 115 that are not  categorized  as trading or held-to-maturity are classified as available-for-sale and reported at fair value.  Unrealized  gains or losses on  available-for-sale  securities  are
recorded  in  stockholder's   equity  and  reported  as  a  component  of  other
comprehensive  income,  net of applicable  income  taxes,  unless a decline in a security's  value is  deemed to be  other-than-temporary,  or if a  security  is hedged by a qualifying fair value hedge.  For securities  which have experienced other-than-temporary  declines  in value,  the  carrying  value is  adjusted  by reducing the amount of  impairment  as an expense and reducing the cost basis of the security.  For a security  hedged by a derivative  that  qualifies as a fair value  hedge under SFAS No.  133,  Accounting  for  Derivative  Instruments  and
Hedging  Activities,  as  amended  ("SFAS  No.  133")  the  gain  or loss on the derivative  instrument,  as well as the offsetting loss or gain on the security, are recorded in current period earnings as interest revenue or expense.

     Management reviews all held-to-maturity and  available-for-sale  securities periodically  to  determine  whether  any  impairment  is  other-than-temporary.
Factors  considered in the review include the length of time and extent to which market  value has been less than cost,  the  financial  condition  and near term prospects  of the issuer,  and the intent and ability to retain the  security to allow for an anticipated recovery in market value.

     Equity  securities  without readily  determinable fair values are accounted for at cost,  except to the extent they are hedged with derivatives that qualify as a hedge under SFAS No. 133, and are periodically reviewed for impairment.

     The Bank utilizes the average cost method to calculate  realized  gains and losses on security sales.  Gains and losses on sales are recorded in noninterest income.

 LOANS AND LEASES HELD FOR SALE

     The  Bank  classifies  certain  residential  mortgage,   credit  card,  and
automobile loans,  leases, and portions of certain commercial loans with current credit risk exposures  greater than the Bank wishes to retain, as held for sale.
These  loans  are  reported  at the  lower of  aggregate  cost or  market  value
("LOCOM") for each type of loan held for sale.  Management's estimates of market value are determined  using pricing models or directly  observed  market prices.
While  management uses the best  information  available in estimating the market value,  future adjustments to the value may be necessary based on changes in the economic environment, improved modeling, or variances between actual results and management's  earlier estimates.  Gains and losses on sales of loans and changes in the LOCOM are reported in the gains on sale of loans.  The  determination  of
market  value  includes   consideration  of  all  open  positions,   outstanding
commitments  from investors and related fees paid.  Gains and losses on sales of loans held for sale are recognized at settlement date.

 LOANS AND LEASES RECEIVABLE

     Loans and leases receivables ("loans") are reported at the principal amount outstanding  net of deferred fees,  direct  origination  costs,  and premiums or discounts for loans  purchased from third parties.  Interest  income on loans is calculated  by using the  contractual  interest  rate on daily  balances  of the principal  amount  outstanding.  Deferred fees, net of deferred loan origination costs, and premiums or discounts for loans purchased,  are amortized to interest income  generally  over the expected or  contractual  life of the loan using the interest method, or the straight-line method if it is not materially different.

     All loans that are  greater  than 90 days past due  principal  or  interest payments,  and other loans exhibiting credit quality  weaknesses,  are evaluated individually  for  impairment.  A loan is  determined  to be impaired when it is probable  that the Bank will not be able to collect all  principal  and interest due under the contractual  terms of the loan. All payments  received on impaired loans are applied to principal until the principal balance has been reduced to a level where collection of the remaining recorded  investment is not in doubt. If collection of the recorded  invest-ment  is not in doubt,  contractual  interest will be credited to interest  income when  received.  The Bank charges off those loans it  considers  to be  uncollectible  and of such  little  value that their continuance as an asset is unwarranted. If an asset is received in settlement of a debt or as a result of foreclosure  or other legal action,  an amount equal to the net  realizable  value of the asset  received is  transferred  from loans to other real estate owned,  or other assets owned,  depending on the nature of the asset received.

 ALLOWANCE FOR LOAN AND LEASE LOSSES

     The  allowance  for loan and  lease  losses  is  established  at an  amount sufficient to absorb management's estimate of probable incurred credit losses in the loans and leases receivable portfolio.  Management's estimate of loan losses
entails   considerable   judgment  about   collectibility   based  on  available
information at the balance sheet dates, and the uncertainties  inherent in those assumptions.  While management uses the best  information  available on which to base its estimates,  future  adjustments to the allowance may be necessary based on changes in the economic  environment or variances  between actual results and the original assumptions used by management. Additions to the allowance for loan and lease losses are made by charges to the provision for loan and lease losses.
Loans  considered  uncollectible  are charged off against the allowance for loan and lease losses.  Recoveries of amounts  previously charged off are credited to the allowance for loan and lease losses. The allowance for loan and lease losses is  reported  as an  adjustment  to the loans and leases  receivable  balance to arrive at loans and leases receivable, net.

     MLBUSA's  allowance  for loan and  lease  losses is  estimated  considering whether the loan is impaired,  the type of loan product,  the  estimated  credit risk  associated  with a loan or pool of loans,  and the  default and loss rates experienced by the Bank or industry.

     If a loan is considered impaired,  MLBUSA will measure the impairment based on either the present value of estimated future cash flows, market value, or, if the  loan is  collateral  dependent,  the  fair  value  of the  collateral  less estimated costs to sell. Fair value of the collateral is generally determined by third party appraisals in the case of residential  mortgage loans, quoted market prices  for  securities,  inventory  or  receivable  audits,  or other  means of estimating  fair  value  determined  to be  reasonable  given the  nature of the collateral.  For commercial  unsecured impaired loans, MLBUSA uses the estimated market value of the loan to measure  impairment.  Market value will generally be derived from quoted market prices,  recent prices on loan sales,  credit default protection  costs, or observed trade prices. If a market value is not available, the present  value of expected  cash flows  discounted  at the loan's  effective interest  rate is used to  measure  impairment.  The  amount  by which  the loan balance  exceeds  the  impairment  measure is  included  as a  component  of the allowance for loan and lease losses  estimate.  If the loan balance is less than the impairment measure, management will evaluate the characteristics of the loan and, if considered appropriate,  combine the loan with other impaired loans with similar  characteristics  in estimating  the allowance for loan and lease losses for that group of loans.

     For homogeneous consumer loans that are not impaired, the loan portfolio is grouped by product. An estimate of losses inherent in each product is calculated based upon the  historical  loss  experience of that consumer loan product,  and adjusted  consider-ing  a variety  of factors  including,  but not  limited  to, performance trends, delinquencies, and current economic conditions.

     For unsecured  commercial  loans that are not  impaired,  the allowance for loan losses is based on expected losses considering the credit risk rating grade assigned to the borrower,  and historical default and loss rates experienced for those grades.  Alternatively,  for non-investment grade borrowers, the allowance for loan losses is based on market  credit  spreads for  similar  borrowers,  or quoted prices for loans and/or credit default  protection.  The remainder of the commercial  loans that are not  impaired are  segregated  by loan product and by credit risk grade according to internal rating  definitions.  These loan grades, in conjunction  with an analysis of historical  loss  experience,  industry loss experience,  current  economic  conditions,  and portfolio  trends,  are used to generate an estimate of the inherent loss for those commercial loans.

     MLBUSA's  allowance for loan and lease losses includes a residual component not associated  with loans  considered  individually  or as a pool. The residual
component  of  the  allowance   reflects  the  uncertainties,   estimates,   and
assumptions embedded in the methodologies used in estimating the expected losses in both the consumer and commercial loan portfolios.

 ALLOWANCE FOR UNFUNDED LOAN COMMITMENTS

     MLBUSA's  allowance  for unfunded loan  commitments  is  established  at an amount sufficient to absorb management's estimate of probable incurred losses on
MLBUSA's unfunded loan commitments.  The allowance for unfunded loan commitments is included in other  liabilities.  Additions to the allowance for unfunded loan commitments are made by charges to the provision for unfunded loan  commitments.
Commitments  considered  uncollectible  when  funded are charged off against the allowance. Subsequent recoveries are credited to the allowance for unfunded loan commitments.  MLBUSA's methodology for estimating the allowance amount parallels the allowance for loan and lease losses methodologies  described earlier in this note.

 INCOME RECOGNITION ON DELINQUENT AND NONACCRUAL LOANS

     Accrual  of  interest  on a loan is  discontinued  when  the  borrower  has defaulted for a period of 90 days in payment of principal or interest,  or both, unless  the loan is highly  collateralized  and in the  process  of  collection.
Income previously accrued and unpaid on a nonaccrual loan is removed as an asset and charged-off  against current period  interest  income.  Income on nonaccrual loans,  including  impaired  loans,  is recognized  only to the extent that cash payments are received and, in management's judgment, full payment of the loan is expected.  If, in  management's  judgment,  the borrower has the ability to make periodic  interest and principal  payments as scheduled,  and the borrower has a sustained  period of performing in  accordance  with the agreed upon terms,  the loan is returned to accrual status.

 MORTGAGE loan SERVICING

     The servicing  rights of certain  residential  mortgage loans are sold to a third  party upon  origination.  As the Bank is not  entitled  to receive  these amounts,  the portion of interest  paid by the borrower  that is  designated  as servicing is excluded from interest income. Accordingly,  there are no servicing expenses  reported for these  residential  mortgage  loans.  Gains and losses on sales of mortgage loan  servicing  rights are  recognized  in other  noninterest income on settlement date.

     The Bank has contracts to service mortgage loans for affiliates at December
30, 2005,  and  affiliates  and  investors at December 31, 2004 and December 26,
2003.  Loans serviced for others are not reflected as assets in the accompanying
consolidated   financial   statements.   Loans  serviced  totaled  approximately
$254,000,  $532,000,  and $648,000 at December 30, 2005,  December 31, 2004, and
December 26, 2003,  respectively.  The Bank receives  servicing  fees based upon stipulated  percentages of the outstanding  principal balances of such loans and the  excess  of the  contractual  interest  income  on  the  loans  over  stated
pass-through rates to the investors.

 INVESTMENT IN FEDERAL HOME LOAN BANK ("FHLB")

     The Bank, as a member of the FHLB of Seattle,  is required to own shares of
FHLB capital stock. This requirement is based upon the amount of either eligible collateral or advances outstanding from the FHLB. FHLB capital stock is reported at cost.

 PROPERTY AND EQUIPMENT

     Property and equipment primarily consist of buildings,  technology hardware and software, furniture and fixtures, and leasehold improvements, and are stated
at historical cost, net of accumulated depreciation and amortization. Qualifying costs incurred in the development of internal use software are capitalized  when costs  exceed  $5,000 and are  amortized  over the useful life of the  developed software,  generally not exceeding  three years.  Depreciation is computed using the  straight-line  method.  Buildings and equipment  are  depreciated  over the estimated useful life of the asset,  while leasehold  improvements are amortized over  the  shorter  of the  term  of the  lease  or the  estimated  life  of the improvement.

 EQUITY AND PARTNERSHIP INTERESTS

     The Bank has minority  interests in the common shares of  corporations  and partnership  interests.  These interests are accounted for using either the cost or equity method,  depending upon the percentage of total ownership interest the
Bank's  investment  represents  and the  ability  of the Bank to  influence  the investees'  decisions.  These  interests  are reported on the balance sheet as a single  amount  in other  assets.  For  interests  accounted  for using the cost method, income is recognized as dividends are received.  For interests accounted for using the equity  method,  income is  recognized in the amount of the Bank's share of earnings (or losses) of the investee.

 DEPOSITS

     The Bank's deposit  accounts are principally  money market deposit accounts
("MMDA"),  negotiable orders of withdrawal ("NOW") accounts, and certificates of deposit ("CD"). MMDA and NOW accounts are interest-bearing accounts that have no maturity  or  expiration  date.  The  depositor  is not  required by the deposit contract, but may at any time be required by the depository institution, to give written  notice of an  intended  withdrawal  not less than seven days before the withdrawal is made. Certificates of deposits are accounts that have a stipulated maturity  and interest  rate.  Depositors  holding CDs may withdraw  their funds prior to the stated maturity under certain  circumstances,  but pay a penalty to do so.

 INCOME TAXES

     The results of operations of the Bank are included in the consolidated U.S.
Federal  income tax return  filed by the Parent.  The Bank files its U.S.  state income tax returns on both a separate  basis and combined basis with the Parent, as required by the various  states.  U.S.  Federal income taxes  associated with consolidated  operating  results are  allocated by the Parent to its  respective subsidiaries in a manner that  approximates the separate  company method.  Under such  allocation  method,  the Bank's  separate  Federal  income  tax  liability calculation reflects certain benefits which the Bank would not otherwise receive if it filed a separate  Federal  income  tax  return,  to the extent  that these benefits were  generated by the Bank and to the extent they were utilized in the calculation of the Parent and its subsidiaries'  Federal consolidated income tax liability. The Bank provides for income taxes on all transactions that have been recognized in the consolidated  financial statements in accordance with SFAS No.
109,  Accounting for Income Taxes ("SFAS No. 109"). As provided in SFAS No. 109, deferred taxes reflect the income tax rates at which future taxable amounts will likely be settled or realized.  The effects of income tax rate changes on future deferred tax  liabilities  and deferred tax assets,  as well as other changes in income tax laws,  are recognized in net earnings in the period during which such changes  are  enacted.  When  necessary,  deferred  tax assets are  reduced by a valuation  allowance  if it is more likely than not that some  portion or all of the asset will not be realized.

 DERIVATIVES

     A derivative is an instrument  whose value is "derived"  from an underlying instrument  or index such as a future,  forward,  swap, or option  contract,  or other financial  instrument with similar  characteristics.  Derivative contracts often  involve  future  commitments  to  exchange  interest  payment  streams or currencies based on a notional or contractual amount (e.g.,  interest rate swaps or currency  forwards)  or to purchase or sell other  financial  instruments  at specified terms on a specified date (e.g.,  options to buy or sell securities or currencies).  SFAS No. 133  establishes  accounting and reporting  standards for derivative  instruments,  including certain derivative  instruments  embedded in other contracts  ("embedded  derivatives") and for hedging activities.  SFAS No.
133  requires  that the Bank  recognize  all  derivatives  as  either  assets or liabilities in the consolidated  balance sheets and measure those instruments at
fair   value.   The  fair   value  of  all   derivatives   is   recorded   on  a
net-by-counterparty  basis,  where  management  believes a legal right of setoff exists under an enforceable netting agreement.

     Under the  provisions of SFAS No. 133, the  accounting  for changes in fair value of a derivative  instrument  depends on its intended use and the resulting designation.  MLBUSA uses interest rate contracts,  such as interest rate swaps, basis swaps,  options and futures, to manage its exposure to changes in interest rates.  The Bank uses credit  default swaps to manage its exposure to changes in the credit  quality  for a portion  of its loan  portfolio  (including  unfunded commitments). The Bank uses foreign-exchange forward contracts, foreign-exchange options and currency swaps to hedge its exposure to changes in foreign  exchange rates.

     Derivatives  entered into that meet the hedge  accounting  criteria of SFAS
No. 133 are designated, on the date they are entered into, as either:

 1) A hedge of the fair value of a recognized asset or liability ("fair value" hedge).
 Changes in the fair value of derivatives that are designated and qualify as fair value hedges, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings as interest income or expense.

     2) A hedge of the  variability of cash flows to be received or paid related to a recognized  asset or liability  ("cash  flow"  hedge).  Changes in the fair value of  derivatives  that are  designated  and qualify as cash flow hedges are recorded in accumulated other  comprehensive  income until earnings are affected by the  variability of cash flows of the hedged asset or liability  (e.g.,  when periodic interest accruals on a variable-rate asset or liability are recorded in earnings).

     Derivatives used as fair value hedges or cash flow hedges generally are not terminated.  The  cumulative  gain or loss on the hedged  asset or  liability is recognized in income or expense over the remaining life of the hedged item. When terminations  to cash  flow  hedges  occur,  gains  or  losses  remain  in other comprehensive income and are recognized in income or expense over the shorter of the remaining  expected lives of the underlying  hedged assets or liabilities or the original maturity of the derivative instrument.

     The Bank  formally  assesses,  both at the inception of the hedge and on an
ongoing  basis,   whether  the  hedging  derivatives  are  highly  effective  in offsetting  changes in the fair value or cash flows of hedged items.  When it is determined  that a  derivative  is  not  highly  effective  as a  hedge,  MLBUSA discontinues  hedge  accounting.  Under the  provisions  of SFAS No. 133,  hedge effectiveness  is assumed for those  derivatives  whose terms match the terms of the asset or liability  being hedged and that  otherwise  meet the conditions of
SFAS No. 133 as amended.

     As noted  above,  the Bank  enters into fair value  interest  rate swaps to hedge certain interest rate exposures.  Hedge effectiveness  testing is required for all of these hedging  relationships.  The Bank assesses  effectiveness  on a prospective  basis by comparing  the  expected  change in the price of the hedge instrument to the expected  change in the value of the hedged item under various interest  rate  scenarios.  In addition,  the Bank assesses  effectiveness  on a retrospective  basis using the  dollar-offset  ratio approach.  The component of each  change in fair value that is not  attributable  to the change in  interest rates is  excluded.  The  majority  of  mark-to-market  net  gains  (losses)  on derivative  instruments  designated as cash flow hedges that were in accumulated other comprehensive  income at December 30, 2005 are expected to be reclassified into  earnings  over the next twelve  months,  ending  December  29,  2006.  The ineffective portion of the cash flow hedge is reported in earnings immediately.

     Derivatives  designated  to  hedge  securities,  loans,  and  deposits  are reported in derivative  assets and  derivative  liabilities  at fair value (fair value includes accrued interest receivable or payable and unamortized premium or discount).  Cash flows  associated  with such  derivatives are classified in the same consolidated statements of earnings and statements of cash flows line items as the items being hedged.  For the years ended December 30, 2005,  December 31,
2004,  and  December 26,  2003,  the amount of fair value hedge  ineffectiveness included in the Bank's  interest  income was a pretax loss of $67,  $7,891,  and
$4,862, respectively.

     For a derivative not designated as a SFAS No. 133 accounting hedge and that is related to a trading asset or liability, changes in fair value are recognized in trading gains and losses.  A derivative  that  economically  hedges a trading asset or  liability  is  reported  as a  component  of  trading  assets or other liabilities.

     A derivative  entered into as an economic  hedge of  non-trading  assets or liabilities  that  cannot be  accounted  for as a hedge  under  SFAS No.  133 is considered  a  nonhedging  derivative.  A  nonhedging  derivative  that  is  not classified in trading assets or liabilities is reported in derivative  assets or liabilities  at fair value.  Realized  and  unrealized  changes in a  nonhedging derivative's  fair value, as well as cash flows  associated with the derivative, are reported in gains and losses on nonhedging derivatives.

     In certain instances foreign exchange  contracts used to economically hedge foreign  denominated  assets or liabilities are translated at the spot rate. For these economic hedges, the change in fair value is reported in other income.

     To reduce risk, the Bank enters into  International  Swaps and  Derivatives
Association,  Inc.  master  agreements  or  their  equivalent  ("master  netting agreements") with each of its counterparties.  Master netting agreements provide protection  in bankruptcy in certain  circumstances  and, in some cases,  enable derivative  receivables and payables with the same  counterparty to be offset in the  consolidated  balance  sheets.  In  conjunction  with  the  master  netting agreements,  the Bank has established  bilateral collateral  agreements with its major derivative dealer  counterparties  that provide for exchange of marketable securities or cash to collateralize either party's future payment of obligations pursuant to derivative contracts. As of December 30, 2005 and December 31, 2004, the Bank had  (received  from)  provided  to  counterparties  net cash  totaling
($219,027)  and $125,058,  respectively,  to  collateralize  its future  payment obligations with derivative counterparties.

     In 2005,  MLBUSA  elected,  under FASB  Interpretation  No. 39 ("FIN  39"),
Offsetting of Amounts Related to Certain Contracts,  to net cash collateral paid or received by counterparty under credit support annexes associated with legally enforceable  master netting  agreements  against  derivative  inventory.  MLBUSA believes  this  accounting  presentation  is  preferable  as compared to a gross presentation as it is a better  representation  of MLBUSA's exposure relating to these derivative  contracts.  Amounts as of December 31, 2004 have been restated
to conform to the current presentation.

 VALUATION OF DERIVATIVES

     Fair values for certain  exchange-traded  derivatives,  principally futures and certain  options,  are based on quoted  market  prices.  Fair values for OTC derivative  financial  instruments,  principally  forwards,  options  and swaps, represent  amounts  estimated  to be  received  from or paid to a third party in settlement  of these  instruments.  These  derivatives  are valued using pricing models  based on the net  present  value of  estimated  future  cash  flows  and directly observed prices from exchange-traded  derivatives,  other OTC trades or external pricing services.

     New and/or complex  instruments may have immature or limited markets.  As a result,  the pricing  models used for valuation  often  incorporate  significant estimates  and  assumptions,  which may  impact  the level of  precision  in the financial  statements.  For  long-dated  and illiquid  contracts,  extrapolation methods  are applied to  observed  market  data in order to estimate  inputs and assumptions that are not directly observable.  This enables the Bank to mark all positions  consistently  when only a subset of prices are  directly  observable.
Values  for   non-exchange-traded   derivatives   are  verified  using  observed
information  about the  costs of  hedging  out the risk and other  trades in the market.  Unrealized gains for these instruments at the inception of the contract
are  not  recognized  unless  the  valuation  model   incorporates   significant
observable market inputs.  As the markets for these products  develop,  the Bank continually  refines its pricing  models based on experience  to correlate  more closely to the market risk of these instruments.

 RISK MANAGEMENT

     The Bank is subject to the Parent's  overall risk  management  policies and procedures.  In the course of conducting  its business  operations,  the Bank is exposed to a variety of risks.  These risks include market,  credit,  liquidity, foreign  exchange,  operational  and other risks that are  material  and require compre-hensive  controls and management.  The Parent's Global Liquidity and Risk
Management  ("GLRM") group,  along with other control units,  ensures that these risks are properly  identified,  monitored and managed  throughout  the Bank. To accomplish this, GLRM has established a risk management process that includes:

     o A formal risk governance  organization that defines the oversight process and its components.

     o A regular  review of the  entire  risk  management  process  by the Audit
Committee of the Parent's Board of Directors.

     o Clearly  defined risk management  policies and procedures  supported by a rigorous analytic framework.

 o Close communication and coordination between the business, executive, and risk functions while maintaining strict segregation of responsibilities, controls and oversight.

     o Clearly  articulated risk tolerance levels that are regularly reviewed to ensure that the Bank's  risk-taking  is consistent  with its business  strategy, capital structure and current and anticipated market conditions.

     The risk management  process,  combined with GLRM's  personnel and analytic infrastructure,  works to ensure that the Bank's risk tolerance is  well-defined and understood by the businesses as well as by its executive  management.  Other groups,  including Corporate Audit, Finance, Legal, and Treasury, work with GLRM to  establish  this  overall  risk  management  control  process.  While no risk management system can ever be absolutely  complete,  the goal of GLRM is to make certain that risk-related losses occur within acceptable, predefined levels.

     The Bank, as part of the Parent's risk  management  process,  documents its risk  management  objectives and strategies for undertaking  various  derivative transactions.  The risk  management  objectives and strategies are monitored and managed by GLRM in accordance  with  established  risk  management  policies and procedures that include risk-tolerance levels.

 RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     On December 19, 2005,  the Financial  Accounting  Standards  Board ("FASB")
issued FASB Staff Position ("FSP") SOP No. 94-6-1,  Terms of Loans That May Give
Rise to a  Concentration  of Credit  Risk  ("FSP  SOP  94-6-1").  This  guidance identifies  nontraditional  loan terms  that may  increase  the  Bank's  risk of non-payment or realization due to an increase in loan payments at a later period in the loan  contract  from those  payments  required  at the  beginning  of the contract for reasons other than changes in market interest rates. Nontraditional loan terms may include:

     o Terms that permit  principal  payment  deferral or payments  smaller than interest accruals (negative amortizing loans).

     o A  high  loan-to-value  ratio,  including  multiple  loans  with the same collateral that,
 when combined, result in a high loan-to-value ratio.

     o Products  that may expose the borrower to future  increases in repayments in excess of increases that result solely from increases in market interest rate
(such  as  option  adjustable-rate  mortgages  (option  ARMS)  or once  negative amortization results in a loan reaching a maximum principal accrual limit).

     o An  initial  interest  rate that is below  market  interest  rate for the initial  period of the loan term and that may increase  significantly  when that low interest rate period ends (teaser rate loans).

     o Terms  that  initially  require  payment of  interest  that may result in payments  increasing  significantly  when the interest  only period ends and the loan principal begins to amortize (interest only loans).

     This guidance  reaffirms that such terms may result in a  concentration  of credit risk, as that term is used in SFAS No. 107,  Disclosures About Fair Value of  Financial  Instruments.  Such  concentrations  must be disclosed if they are significant  along with other  qualitative and quantitative  information to help the reader understand how the risks are managed and controlled. This guidance is fully reflected in the accompanying notes.

     In November 2005, the FASB approved Financial  Accounting  Standard ("FAS")
115-1 and FAS 124-1,  The  Meaning of  Other-Than-Temporary  Impairment  and Its
Application to Certain Investments ("FSP FAS 115-1"). This guidance defines debt or equity securities  accounted for in accordance with SFAS 115 whose fair value is less than cost as of the balance  sheet date as impaired.  This guidance also
requires   the  Bank  to  assess   whether  the   impairment   is  temporary  or
other-than-temporary.  If the  impairment is other than  temporary,  the Bank is required to recognize in earnings the difference  between the investment's  cost and its fair value at the balance  sheet date.  The fair value of the other than temporarily  impaired  security becomes the new cost basis of the security.  FSP
FAS  115-1  also  requires  disclosure  of the fair  value of  investments  with unrealized  losses,  and the amount of  unrealized  losses,  for each  disclosed investment  category  segregated  by  those  investments  in a  continuous  loss position  for less than 12 months and greater than 12 months.  This  guidance is fully reflected in these financial statements and accompanying notes.

     On December 16,  2004,  the FASB issued  Statement of Financial  Accounting
Standard  ("SFAS") No. 123 (revised 2004),  Share-Based  Payment,  a revision of
SFAS No. 123,  Accounting for  Stock-Based  Compensation  ("SFAS No. 123R").  In
April 2005,  the SEC delayed the effective  date for the SFAS No. 123R until the first fiscal year beginning  after June 15, 2005. As a result of the SEC ruling,
MLBUSA  expects to adopt the provisions of SFAS No. 123R in the first quarter of
2006.  The Bank adopted the  provisions  of SFAS No. 123 in the first quarter of
2004. Under the provisions of SFAS No. 123,  stock-based  compen-sation  cost is measured  at the  grant  date  based on the fair  value of the  award.  The Bank recognizes  expense over the vesting period,  as stipulated in the grant for all
employees.   Such  employees  include  those  that  have  satisfied   retirement
eligibility  criteria but are subject to a  non-compete  agreement  that applies from the date of retirement  through each applicable  vesting  period.  Should a retirement-eligible  employee  actually leave MLBUSA,  all  previously  unvested awards are  immediately  charged to expense.  SFAS No. 123R clarifies and amends the guidance of SFAS No. 123 in several areas,  including  measuring fair value, classifying an award as equity or as a liability,  attributing compensation cost to service  periods and  accounting for  forfeitures of awards.  The adoption of this  guidance  is not  expected to have a material  impact on the  consolidated financial statements.

     In December 2003, the American  Institute of Certified  Public  Accountants
("AICPA")  issued  Statement of Position  ("SOP") 03-3,  Accounting  for Certain
Loans or Debt  Securities  Acquired in a Transfer.  SOP 03-3  addresses  revenue recognition  and impairment  assessments  for certain loans and debt  securities that  were  purchased  at a  discount  that was at  least in part due to  credit quality.  SOP 03-3 states that where  expected  cash flows from the loan or debt security can be reasonably estimated,  the difference between the purchase price and the expected cash flows (i.e.,  the  "accretable  yield") should be accreted into income. In addition,  the SOP prohibits the recognition of an allowance for loan  losses  on the  purchase  date.  Furthermore,  the SOP  requires  that the allowance for loan losses  established for these loans reflect only those losses incurred  subsequent to their  acquisition.  The Bank adopted SOP 03-3 as of the beginning  of fiscal  year 2005.  The  adoption of the  guidance  did not have a material impact on the consolidated financial statements.

 Note 2. Trading Assets and Liabilities

 Trading assets are summarized below:
                                   December 30,    December 31,
                                           2005            2004
 Debt instruments:
 Mortgage-backed securities          $  820,739       $1,198,728
 Asset-backed securities                188,354          79,062
      U.S. Treasuries and
        government securities            19,676          19,933
 Derivative receivables :
    Interest rate swaps                  11,017          10,571
    Interest rate futures                     4              74
    Interest rate options                    39              --
 Total                               $1,039,829       $1,308,368

 Trading derivatives payable of $15,584 and $11,593 as of December 30, 2005 and December 31, 2004, respectively, are reported in other liabilities.

 Trading (losses) income follow:
                                                 For Year Ended December 30, 2005
                                               Realized    Unrealized       Total

 Mortgage-backed securities               $    (10,810)    $  (2,964)   $(13,774)
 Asset-backed securities                           (91)       (2,485)     (2,576)
 U.S. Treasuries and
   government securities                           (50)         2,665       2,615
 Interest rate swaps                            (7,524)        21,360      13,836
 To-be-announced
   forward contracts                            (1,601)           120     (1,481)
 Interest rate futures                              119          (60)          59
 Credit default swaps                             (666)           834         168
 Total                                    $    (20,623)    $   19,470   $ (1,153)

                                                 For Year Ended December 31, 2004
                                               Realized    Unrealized       Total

 Mortgage-backed securities               $         544    $  (9,416)   $ (8,872)
 Asset-backed securities                             35       (2,685)     (2,650)
 U.S. Treasuries and
   government securities                           (37)            24       (13)
 Interest rate swaps                           (15,257)         6,409     (8,848)
 To-be-announced
   forward contracts                            (3,376)            --     (3,376)
 Interest rate futures                            (221)            74      (147)
 Total                                    $    (18,312)    $  (5,594)   $(23,906)

                                                 For Year Ended December 26, 2003
                                               Realized    Unrealized       Total

 Mortgage-backed securities               $         365     $ (2,970)   $ (2,605)
 Asset-backed securities                            126        1,168        1,294
 U.S. Treasuries and
   government securities                          9,356          (40)       9,316
 Interest rate swaps                           (10,005)       (4,596)    (14,601)
 To-be-announced
   forward contracts                            (7,714)            --     (7,714)
 Interest rate options                            (438)            --       (438)
 Interest rate futures                            (781)            --       (781)
 Credit default swaps                           (2,201)       (1,891)     (4,092)
 Total                                    $    (11,292)    $  (8,329)   $(19,621)

 Note 3. Securities

 Securities on the consolidated balance sheets include certain securities that do not qualify for the accounting prescribed by SFAS No. 115.  Securities reported on the consolidated balance sheets follow:

                                          December 30,   December 31,
                                                  2005           2004

 Available-for-sale                         $10,744,152   $25,422,273
 Held-to-maturity                                4,000          4,000
 Nonqualifying (1)                           2,276,995      2,338,683
 Total                                      $13,025,147   $27,764,956

 (1) Nonqualifying includes preferred stock that does not qualify as a debt or marketable equity security under SFAS No. 115.

 Information regarding investment securities subject to SFAS No. 115 follows:

                                                               December 30, 2005
                                                 Gross       Gross
                                 Amortized  Unrealized  Unrealized     Estimated
                                      Cost       Gains      Losses    Fair Value

 Available-for-sale
 Asset-backed
       securities               $  6,043,290   $3,896     $(8,882)    $6,038,304
 Mortgage-backed
       securities                4,184,919      13,969    (56,027)     4,142,861
 U.S. Treasuries and
       government
       securities                  163,736          --     (6,767)       156,969
 Corporate debt
       securities                   92,074         471       (481)        92,064
 Non-U.S.
       government
       securities                  230,317       6,874          --       237,191
 Other                              74,522       5,661     (3,420)        76,763
 Total                          $10,788,858    $30,871    $(75,577)   $10,744,152

 Held-to-maturity
       Asset-backed
       securities               $    4,000     $    --    $     --    $    4,000

                                                               December 31, 2004
                                                 Gross       Gross
                                 Amortized  Unrealized  Unrealized     Estimated
                                      Cost       Gains      Losses    Fair Value

 Available-for-sale
 Asset-backed
       securities               $14,794,971    $ 16,787   $(21,984)   $14,789,774
 Mortgage-backed
       securities                7,501,501     169,657     (9,525)     7,661,633
 U.S. Treasuries and
       government
       securities                1,762,069          --     (13,459)    1,748,610
 Corporate debt
       securities                  323,769         548     (1,923)       322,394
 Non-U.S.
       government
       securities                  803,253      15,088          --       818,341
 Other                              74,521       8,841     (1,841)        81,521
 Total                          $25,260,084    $210,921   $(48,732)   $25,422,273
 Held-to-maturity
       Asset-backed
       securities               $    4,000     $    --    $     --    $    4,000

 The activity from sales of securities is summarized below:

                                            For Years Ended
                                December 30,   December 31,   December 26,
                                        2005           2004           2003

 Available-for-sale
 Proceeds                        $19,255,718    $17,029,566    $31,248,922
 Net realized gains (1)               42,420         53,834        113,545
 Tax provision                        14,484         18,722         40,580
 Trading
 Proceeds                        $ 6,855,079    $13,607,125    $30,803,636
 Realized (losses) gains            (10,951)            542          9,847
 Tax (benefit) provision             (4,036)            202          3,736

 (1) Includes losses on derivatives hedging the available-for-sale portfolio of $87,367,
 $154,823, and $386,263 for 2005, 2004 and 2003, respectively.

 Available-for-sale securities with unrealized losses as of December 30, 2005 and
 December 31, 2004 are presented in the following tables by the length of time individual securities have been in continuous unrealized loss position.  The unrealized loss amounts are reported net of the effect of fair value hedges.

                                                                               December 30, 2005
                                                     Less than 12 months  Greater than 12 months

                                               Gross                  Gross                Gross
                                EstimatedUnrealized   Estimated  Unrealized Estimated Unrealized
               Amortized Cost  Fair Value     Losses Fair Value      LossesFair Value     Losses

 Asset-backed
    securities      $2,852,708  $2,845,977        $    (6,731)$   2,000,121   $(932)   $
 845,856$           (5,799)
 Mortgage-backed
    securities      2,255,358   2,248,246   (7,112)    1,856,881    (6,016)   391,365    (1,096)
 U.S. Treasuries and
    government
    securities        163,736    161,350    (2,386)         --           --   161,350    (2,386)
 Non-U.S. government
    securities        194,681   187,469     (7,212)          --          --   187,469    (7,212)
 Other                 59,523    56,103     (3,420)          --          --   56,103     (3,420)
 Total              $5,526,006   $5,499,145       $    (26,861)$  3,857,002   $(6,948) $1,642,143
 $                  (19,913)

                                                                               December 31, 2004
                                                     Less than 12 months  Greater than 12 months
                                               Gross                 Gross                 Gross
                                Estimated Unrealized  Estimated Unrealized Estimated  Unrealized
               Amortized Cost  Fair Value     Losses Fair Value     LossesFair Value      Losses

 Asset-backed
    securities      $6,472,897  $6,459,727  $(13,170)  $6,249,360 $ (7,860)  $210,367  $ (5,310)
 Mortgage-backed
    securities      3,184,242   3,176,049    (8,193)   2,810,809    (3,627)   365,240    (4,566)
 U.S. Treasuries and
    government
    securities      1,762,069    1,751,090  (10,979)   1,596,197    (2,201)   154,893    (8,778)
 Corporate debt
    securities        146,160     144,200    (1,960)     85,517     (1,953)    58,683        (7)
 Non-U.S. government
    securities        803,253     784,445    (18,808)        --          --   784,445   (18,808)
 Other                 59,523      57,682    (1,841)         --          --    57,682    (1,841)
 Total              $12,428,144  $12,373,193$ (54,951) $10,741,883        $  (15,641)$
 1,631,310          $(39,310)

     As of December 30, 2005 and December 31, 2004, approximately 89 percent and
82 percent,  respec-tively,  of the securities with unrealized losses are either
AA or AAA rated.  MLBUSA has the ability  and the intent to hold the  securities for a period of time  sufficient  for a forecasted  market price  recovery of at least the amortized cost of the securities.

     During 2004 and 2003, the Bank determined  that certain  available-for-sale asset-backed  securities  were  other-than-temporarily  impaired and  recognized losses of $29,680 and $114,046,  respectively.  No securities were identified as other-than-temporarily impaired during 2005.

 The change in net unrealized gains (losses) on securities included in other comprehensive income represents the net unrealized holding gains (losses), considering the effect of derivatives that qualify for fair value hedge accounting treatment.
 Reclassification adjustments are amounts recognized in net earnings during the current year that had been part
 of other comprehensive income in prior years.

 The components of the net change follow:

                                                           For Years Ended
                                December 30,   December 31,   December 26,
                                        2005           2004           2003

 Net unrealized
    holding (losses)
    gains arising
    during the period,
    net of taxes                   $(32,557)       $15,333        $ 36,271
 Reclassification
    adjustment for net
    gains (losses)
    included in net
    earnings, net of taxes            28,172        14,798        (20,498)
 Net change                        $ (4,385)       $30,131        $ 15,773

     The maturity  schedule of the amortized  cost and estimated  fair values of securities subject to SFAS

     No.  115 is  presented  below.  The  distribution  of  mortgage-backed  and asset-backed  securities is based on contractual  maturities.  Actual maturities may  differ  because  the  issuer  may have  the  right  to call or  prepay  the obligations.

                                                  December 30, 2005
                                            Amortized     Estimated

 Available-for-sale                              Cost    Fair Value
 Due in one year or less                  $    13,054    $   13,005
 Due after one year through five years        688,019       680,760
 Due after five years through ten years     2,083,253     2,081,893
 Due after ten years                        8,004,532     7,968,494
 Total                                    $10,788,858    $10,744,152
 Held-to-maturity
 Due after ten years                      $     4,000    $    4,000

 Note 4. Loans and Leases Held for Sale  and Loans and Leases Receivable
 Loans and leases held for sale consist of:

                                         December 30,  December 31,
                                                 2005           2004

 Automobile                                $1,655,849    $ 2,832,053
 Commercial                                 1,551,454        698,554
 Residential mortgages - 1-4 family         1,493,945      1,830,237
 Leases                                       203,442        120,015
 Credit Card                                  191,316             --
 Hedge fund loans                              45,154             --
 Deferred fees, net                         (271,564)      (250,899)
 Total                                    $ 4,869,596    $ 5,229,960

 As of December 30, 2005 and December 31, 2004, the adjustment to reduce the loan cost to estimated market value was $52,035 and $32,018, respectively. The amount included in gains on sale of loans in 2005, 2004, and 2003 to reduce the loan balance to LOCOM was
 $55,786, $19,355 and $8,786, respectively.

 Loans and leases receivable held for investment ("loans") are summarized below:

                                         December 30, December 31,
                                                 2005          2004
 Consumer
   Residential mortgages-1-4 family       $ 4,944,726    $6,260,082
   Securities-based                         3,615,171     2,858,017
   Residential mortgages-home equity        2,216,142     2,168,640
   Residential construction                   487,154       673,551
   Delayed debit                               69,633        60,986
   Unsecured                                    9,540         8,269
      Total consumer                       11,342,366    12,029,545

 Commercial
   Asset-based                             10,818,373     6,136,377
   Commercial and industrial                4,883,422    5,321,019
   Real estate                              3,919,149     3,390,356
   Securities-based                         1,854,573     1,141,961
   Unsecured                                1,565,347     1,079,480
   Hedge fund lending                       1,195,200       124,414
   Lease financing                            775,302       570,610
      Total commercial                     25,011,366    17,764,217
 Deferred fees, net                         (193,575)     (173,923)
 Total                                    $36,160,157    $29,619,839

 The principal balance of nonaccruing loans was $206,152, and $183,089 at December 30,
 2005 and December 31, 2004, respectively.  Foregone interest income on nonaccruing loans during 2005, 2004,
 and 2003 was approximately $24,337, $15,762, and $13,860, respectively.

 Information pertaining to impaired loans is summarized below:

                                         December 30, December 31,
                                                 2005          2004
 Impaired loans with an
     allowance for loan loss                 $150,259       $92,279
 Impaired loans without an
     allowance for loan loss                       --        65,550
 Impaired loans that have been
 charged off partially                         37,870        38,577
 Total impaired loans                        $188,129       $196,406
 Allowance for loan losses
     related to impaired loans               $ 43,728       $25,910

                                                     For Years Ended
                                        December 30,   December 31,  December 26,
                                                2005           2004          2003
 Average investment
     in impaired loans                       $224,078       $230,445     $195,525
 Interest income
     recognized on
     impaired loans                          $ 4,018        $ 2,728      $  2,445
 Interest income
     recognized on
     a cash basis on
     impaired loans                          $ 2,797        $ 1,252      $  1,022

 The Bank's exposure to credit risk associated with its lending activities is measured on an individual customer basis as well as by groups of customers that share similar attributes.  In the normal course of its business, the Bank has concentrations of credit risk in its loan portfolio in certain geographic areas and in certain loan products with terms that may provide for an increase in loan payments for reasons other than increases in interest rates.

 At December 30, 2005 and December 31, 2004, states in which the principal amount of loans held for sale and loans receivable exceeded 5% of total loans receivable follow:

                      2005     2004
 California             13%      17%
 New York               13     11
 Florida                 7      9
 Texas                   6      7
 Georgia                 4      6
 New Jersey              4      5

 At December 30, 2005 and December 31, 2004, industry groups in which the principal amount of consumer and commercial loans and leases held for sale and loans and leases receivable exceeded 5% of total consumer and commercial loans receivable are as follows:
                      2005     2004
 Consumer products
   and services         25%      36%
 Mortgage banking       20       31
 Finance and Insurance   8       --
 Banking                 7       --
 Real Estate             5        2
 Capital goods           2        9

     Certain of MLBUSA's consumer loan products include terms that may give rise to a greater risk of non-payment or  realization.  These include loans with high loan-to-value  ratios  (over 80 percent  and not  covered  by  private  mortgage insurance), loans with negative amortization provisions, and loans that possibly expose the  borrower  to future  increases  in payments  for reasons  other than increases  resulting solely from increases in interest rates (including interest only, option adjustable rate loans, and teaser rate loans).

     The  residential  mortgage  loan  portfolio  (including  home equity loans)
includes loans with such terms in the following amounts:

                                        December 30,  December 31,
                                                2005           2004

 Significant payment
    increases                             $7,212,233     $8,781,206
 High loan-to value                           10,186         15,062
 Significant payment
    increases and high loan-to-value       1,417,980        644,753
 Total                                    $8,640,399     $9,441,021

 The Bank's exposure results predominately from interest only loans terms.  The Bank did not have any negative amortizing residential mortgage loans or option adjustable rate loans as of December 30, 2005 or December 31, 2004.

     To limit the Bank's  residential  mortgage  loan  exposure  to  significant payment  increases,  a loan with  interest  only terms is approved only if it is determined  the borrower can make the required  payment given the note rate plus an increase of that interest rate of at least 2 percent.

     High  loan-to-value  loans  include  residential  mortgage  loans where the loan-to-value  ratio exceeds 80 percent at the time of approval and the borrower does not purchase private mortgage insurance.  For these loans the Bank requires the  borrowers  to  pledge  cash or  marketable  securities  equal to 110 to 130 percent  of the amount  the loan that  exceeds  80 percent of the real  property value. The ratio of security value to amount borrowed in excess of 80 percent of the real property value varies based upon the type,  quality,  and concentration of the pledged  securities.  Security values are monitored  daily. A maintenance call is issued  should this ratio drop below the  required  level.  The borrower must  satisfy the call by  providing  additional  securities  or paying down the loan.

     MLBUSA's   consumer   securities-based   loan  product   permits   negative
amortization. At the customers' election and subject to contractual limitations,
interest   due  can  be  added  to  the   principal   amount.   The   amount  of
securities-based  loans outstanding was $3,596,553 and $2,004,124 as of December
30, 2005 and December 31, 2004, respectively. To limit MLBUSA's credit risk, the consumer  securities-based  loans are collateralized by marketable securities in an amount  that  results in a  loan-to-value  ratio of 40 percent to 95 percent, depending on the type, quality, and mix of collateral provided.  Security values are  monitored  daily.  A  maintenance  call is  issued by the Bank  should  the collateral value drop below minimum  required levels.  The borrower must satisfy the call by providing additional securities or paying down the loan.

     Commercial  loans commonly  include terms that may result in an increase in loan  payments  for reasons  other than  increases  in interest  rates,  such as interest only, high  loan-to-value,  and, in certain cases, (such as real estate development loans) negative  amortization  terms.  However,  certain of MLBUSA's commercial  loan products  permit negative  amortization  without  requiring the borrower  to pay any  principal  or interest  for an extended  period of time as presented in the following table:

                                        December 30,  December 31,
                                                2005           2004

 Commercial securities-based              $1,759,294      $ 666,692
 Small business                           1,545,309       2,069,600
 Total                                    $3,304,603      $2,736,292

     The commercial  securities-based loans product permits an automated feature that at the  borrower's  election,  subject  to  contractual  limitations,  adds interest due to principal up to the full amount of the  commitment  or available collateral.  The  borrower  can elect to pay down  principal at any time without penalty. To limit MLBUSA's credit risk, the com-mercial  securities-based  loans are  collateralized  by  marketable  securities  in an amount that  results in a loan-to-value ratio of 40 percent to 95 percent, depending on the type, quality, and  mix  of  collateral  provided.  Security  values  are  monitored  daily.  A maintenance call is issued should the collateral level decline below the minimum required  levels.  The borrower  must  satisfy the call by providing  additional securities or paying down the loan.

     The small  business  loan product also  contains an automated  feature that adds interest due to principal up to the full amount of the loan commitment. The borrower can pay down principal at anytime without penalty.  To limit the Bank's credit risk,  the loans are  underwritten  based upon the  borrower's  estimated ability to generate the cash flows from ongoing  business  operations to service the maximum approved facility according to contractual  terms. In addition,  the loans are typically  collateralized  by the general  pledge of inventory  and/or accounts  receivable,  and may be  collateralized  by  equipment,  property,  or personal  guarantees.  These loans are subject to an annual  underwriting review designed to  identify  credit  deterioration  in the loan  portfolio  and design remedial action to limit credit losses.

     To limit the Bank's  credit  risk  exposure  in other loan  products,  most lending,  other than  unsecured  commercial  loans,  is done on a secured basis.
Secured  commercial  loans  are  generally   collateralized  by  the  borrower's
receivables,  inventory,  fixed assets, real estate, other assets or combination of  assets  and  personal  guarantees.  Closed-end  real  estate  secured  loans generally  do not  exceed 80  percent  of the  collateral's  appraised  value at origination,  or upon completion of a construction  project,  unless appropriate credit  enhancement  is obtained in the form of private  mortgage  insurance  or readily marketable  collateral.  Open-end real estate secured loans generally do not exceed 90 percent of the collateral's appraised value at origination.

     Automobile  loans are  collateralized  by liens on the  financed  vehicles.
Asset-based loans are  collateralized by various borrower owned assets,  such as customer  receivables  or equipment.  While MLBUSA may fund up to 100 percent of the  asset-based  loans'  collateral  book  value,  all  asset-based  loans  are characterized  by  over-collateralization  of cash  flows,  MLBUSA  lending at a discount  to book  value,  MLBUSA  ensuring  that cash  flows  generated  by the collateralizing  assets  are  prioritized  to  service  the  Bank's  loan,  or a combination of two or more means to limit credit risk  exposure.  Loans to hedge funds and fund of funds  are  collateralized  by hedge  fund  shares,  where the estimated  value of the shares  pledged is  approximately  twice the loan amount
(loan to value ratio of collateral is approximately 50 percent).

 Note 5. Allowance for Loan and Lease Losses
 and Unfunded Loan Commitments

 Changes in the allowance for loan and lease losses are summarized below:

                                              For Years Ended
                                 December 30,   December 31,   December 26,
                                         2005           2004           2003
 Balance,
    beginning of year                $167,224       $152,179      $ 128,951
 Provision for loan
    and lease losses                  141,636        171,291         53,797
 Charge-offs,
    net of recoveries                (71,658)       (156,732)      (30,569)
 Reserves transferred in
    internal reorganization                --            358             --
 Foreign exchange
    revaluation                         (197)            128             --
 Balance, end of year                $237,005       $167,224      $ 152,179

 Changes in the allowance for unfunded loan commitments
 (reported as a component of other liabilities) are summarized below:

                                              For Years Ended
                                 December 30,   December 31,   December 26,
                                         2005           2004           2003
 Balance,
    beginning of year                $ 99,832       $ 74,168      $  55,553
 Net provision                         56,699         25,579         18,615
 Foreign exchange
    revaluation                         (278)             85             --
 Balance, end of year                $156,253       $ 99,832      $  74,168

 Note 6. Property and Equipment

 Property and equipment are summarized below:

                                December 30,    December 31,
                                        2005            2004
 Land                               $    356         $   356
 Buildings                            22,747          22,603
 Furniture, equipment, and software   84,261          72,067
 Leasehold improvements               16,164          19,167
 Construction-in-progress                223           6,291
 Total                               123,751         120,484
 Less accumulated depreciation
   and amortization                 (80,111)         (74,521)
 Property and equipment, net        $ 43,640         $45,963

 Depreciation expense was $10,170 in 2005, $9,867 in 2004, and $9,579 in 2003.  From time to time,
 the Bank may acquire existing assets and related accumulated depreciation from the
 Parent or affiliates.

 Note 7. Deposits

 MONEY MARKET DEPOSITS

 The Bank, in conjunction with affiliated entities, maintains several bank deposit sweep programs.  These programs sweep certain cash balances associated with affiliate customer relationships into separate money market deposit accounts and, in some cases, transaction accounts at the Bank.  The weighted average interest rate for money market deposits effective at December 30, 2005, December 31, 2004, and December
 26, 2003 was 2.7%, 1.3%, and 0.5%, respectively.

 CERTIFICATES OF DEPOSIT
 The weighted average interest rate for certificates of deposit (including the effect of hedges) was 4.1% at December 30, 2005, 2.7% at December 31, 2004 and 2.7% at December
 26, 2003.  Certain certificates of deposit are tied to various market indices.  The Bank has entered into interest rate swap agreements to convert these indices into London
 Interbank Offered Rate ("LIBOR") based funding. Certificates of deposit at December 30,
 2005 and December 31, 2004 of $121,059 and $154,452, respectively, are subject to a call option by the Bank.  Early withdrawals are prohibited except for a depositor's death or legal incapacity.

 Deposits have the following maturities:

                                December 30,    December 31,
                                        2005            2004
 Money market deposits and
   NOW accounts                   $51,555,101     $54,788,219
 Certificates of deposit:
    One year or less                 859,173         216,224
    After one year to two years       66,486          86,383
    After two years to three years                52,071          66,620
    After three years to four years               47,213          52,446
    After four years to five years                52,410          44,265
    Thereafter                       150,917         156,188
 Total certificates of deposit     1,228,270         622,126
 Total                            $52,783,371     $55,410,345

 Certificates of deposit accounts in amounts of $100 or more totaled $1,228,270 and
 $622,036 at December 30, 2005 and December 31, 2004.  At December 30, 2005, $268,632 of
 these deposits mature within three months, $459,967 mature in more than three but less than six months, $130,574 mature in more than six months but less than one year, and
 $369,097 mature after one year.

 Note 8. Borrowed Funds

 FEDERAL FUNDS PURCHASED AND SECURITIES SOLD
 UNDER AGREEMENTS TO REPURCHASE
 Federal funds purchased and securities sold under agreements to repurchase generally mature within
 30 days of the transaction date.  Financial data pertaining to federal funds purchased and securities sold under agreements to repurchase follows:

                                                   Securities
                                                   Sold under
                               Federal Funds       Agreements
                                   Purchased    to Repurchase

 2005
 Maximum amount
    outstanding at any
    month end                     $1,650,000       $5,035,046
 Average balance
    for the year                  $  477,349       $2,689,830
 Weighted average
    interest rate, end
    of year                             4.13%               --%
 Weighted average
    interest rate during
    the year                            3.75%             2.98%

 2004
 Maximum amount
    outstanding at any
    month end                     $  760,000       $7,628,749
 Average balance
    for the year                  $  180,189       $6,758,181
 Weighted average
    interest rate, end
    of year                               --%            2.13%
 Weighted average
    interest rate during
    the year                            1.57%            1.33%

 2003
 Maximum amount
    outstanding at any
    month end                     $  850,000       $10,617,339
 Average balance
    for the year                  $  439,058       $6,389,211
 Weighted average
    interest rate, end
    of year                             1.00%             0.80%
 Weighted average
    interest rate during
    the year                            1.14%             1.00%

 Federal funds purchased were $400,000 and $0 at December 30, 2005 and December 31, 2004,
 respectively.  Securities sold under agreements to repurchase were $0 and $4,688,480 at
 December 30, 2005 and December 31, 2004, respectively.

 SECURED CREDIT FACILITY
 In 2005, the Bank joined with Parent and certain affiliates in a secured credit facility of $2,500,000. The Bank may borrow up to $2,500,000 less any amounts borrowed by the
 Parent and affiliates.  The facility expires in May 2006, and includes a one-year term-out option that allows the Bank to extend borrowings under the facility for a further year beyond the borrowings' expiration dates.  The credit facility permits borrowings secured by a broad range of collateral, but does limit the amount of certain types of collateral.  There were no borrowings outstanding to any of the parties under the secured credit facility at December 30, 2005.

 ADVANCES FROM FHLB
 As a member of the FHLB of Seattle, MLBUSA maintains a credit line that is a percentage of  total qualifying assets, subject to collateralization requirements.  Advances can be collateralized in the aggregate by deposits with the FHLB, certain mortgages or deeds of trust, securities of the U.S. government and its agencies, and other qualifying investments.  The maximum amount of credit that the FHLB will extend varies from time to time in accordance with their policies.  The Bank pledges collateral for its borrowings with a Blanket Pledge Agreement in favor of the FHLB.  Under the agreement, the Bank must maintain collateral at levels prescribed by the FHLB according to the nature of the collateral held by the Bank.

 Collateral levels prescribed by the FHLB amounted to $0 at December 30, 2005 and $2,651 at December 31, 2004.  The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing.
 There were no FHLB advances outstanding as of December 30, 2005.  As of December 31,
 2004 there was $2,200 outstanding and due within one year with a weighted average interest rate of 5.29%.

 Financial data pertaining to advances from the
 FHLB follows:

                                                             For Years Ended
                                 December 30,    December 31,    December 26,
                                         2005            2004            2003
 Weighted average
    interest rate,
    end of year                            --%            5.29%          5.29%
 Weighted average
    interest rate
    during the year                      3.52%            1.66%          1.93%
 Average balance
    for the year                   $  499,039        $224,156        $14,013
 Maximum amount
    outstanding at any
    month end                      $1,002,200        $750,000        $  2,200

 Note 9. Subordinated Debt

 In connection with a credit facility between the Parent and MLBUSA (the "Subordinated
 Debt Facility") , MLBUSA may borrow term subordinated debt in amounts to be agreed upon between MLBUSA and the Parent.  Individual term subordinated advances have a maturity of six years.  The maturity date of each advance automatically extends each year such that the remaining term is never less than five years.  Either the Parent or MLBUSA may determine not to automatically extend the maturity upon proper notification to the other.  The interest rate charged is one month LIBOR plus 45 basis points.  The Bank drew on the Subordinated Debt Facility on December 22, 2005, in the amount of $250,000, which was outstanding through the end of the year. The weighted average interest rate during this period was 4.88% and at December 30, 2005, it was 4.84%.  There were no other amounts outstanding during 2005  or 2004 under the Subordinated Debt Facility.

 Note 10. Income Taxes

 The income tax provisions are summarized below:

                                                              For Years Ended
                                 December 30,    December 31,    December 26,
                                         2005            2004            2003
 U.S. Federal:
   Current                          $ 501,781        $ 373,640      $ 366,132
   Deferred                            25,398         23,447           74,686
                                      527,179         397,087         440,818
 State and Local:
   Current                             47,543        48,516            32,174
   Deferred                            11,917        (12,247)         14,665
                                       59,460          36,269          46,839
 Total                              $ 586,639        $433,356       $ 487,657

 As part of the consolidated group, the Bank transfers to the Parent its current U.S.
 Federal, state and local tax assets and liabilities.  Amounts payable to, or, receivable from the Parent are settled quarterly.

 A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective income tax rate follows:

                                          Percentage of Pre-tax Earnings
                                         2005           2004             2003

 Statutory U.S. Federal income tax rate   35.0%         35.0%            35.0%
 State and local income taxes,
 net of U.S. Federal benefit              2.4          1.9                2.3
 Dividend received deductions           (1.2)          (1.8)            (0.8)
 Other                                  (0.2)          (0.3)          (0.2)
 Total                                  36.0%          34.8%            36.3%

 The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax assets and liabilities for each of the years in the two year period ended December 30, 2005 are presented as follows:

                                               December 30,      December 31,
                                                       2005              2004
 Deferred tax assets:
    Allowance for loan losses                     $ 220,330          $ 67,101
   Allowance for unfunded
       loan commitments                              15,113            37,504
   Net unrealized loss on securities
      available-for-sale                                 12            22,262
   Gain on sale of mortgage
     servicing assets                                 4,021             9,278
   Deferred gains on swaps                            9,264             8,156
   Mark-to-market on trading
     assets/swaps                                        10            46,839
   LOCOM adjustment on
       held for sale loans                              261            19,910
    Deferred fees received                           37,023            17,816
    Basis adjustment in MLNJIC
      securities                                         --            35,855
    Chargeoffs pursuing collection                   67,648            36,965
    Stock options                                    13,361                --
    Restricted stock                                 13,240                --
    Other                                            12,549            13,621
 Total deferred tax assets                          392,832           315,307
 Deferred tax liabilities:
    Mark-to-market on cash flow hedges                   --             (961)
    FHLB dividends                                  (6,528)                --
    Deferred loan origination costs                (21,124)          (21,882)
    Depreciation                                  (134,883)          (80,427)
    Mark-to-market on trading assets/swaps          (5,248)             (257)
  Other                                             (9,618)          (18,335)
 Total deferred tax liabilities                   (177,401)          (121,862)
 Net deferred tax asset                           $ 215,431          $193,445

 In December 2005, the Bank recorded deferred tax assets for deferred compensation earned by Bank employees in 2005 and prior years, and made certain other adjustments, as the
 Bank's parent returned certain deferred amounts that had previously been passed to the
 Parent in settlement of current taxes.  The deferred tax assets and liabilities returned to the Bank totaled $42,409 and ($3,213), respectively.

 The Parent, in the normal course of business, is examined by the Internal Revenue
 Service (the "IRS") and states in which it has business operations.  The Parent regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations.  As considered appropriate, income tax reserves and the effective income tax rate are adjusted when there is information available, or when an event occurs, requiring a change to the reserves.  The reassessment of income tax reserves could have a material impact on the Bank's provision for income taxes.

 Note 11. Securitization Transactions and Transactions
 with Variable Interest Entities

 SECURITIZATION TRANSACTIONS:
 The Bank has a significant financial interest in a qualifying special purpose entity
 ("QSPE").  In 2001, MLBUSA securitized $648,634 of residential mortgage loans.  To securitize these assets, MLBUSA established a QSPE, Merrill Lynch Bank Mortgage Loan
 Trust 2001-A ("2001-A").  MLBUSA received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of transaction costs.  The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

 Subsequent to the securitization, MLBUSA repur-chased $635,018 of securities issued by
 2001-A, including the residual tranche.  Specifically, the Bank retains a 97% interest in the variable interest entity ("VIE").  Retained interests of $189,014 and $275,958 at
 December 30, 2005 and December 31, 2004, respectively, are recorded in available-for-sale mortgage-backed securities at fair value.  To obtain fair values, quoted market prices are used if available.  Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discounts rates, commensurate with the risks involved. The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value of the retained interests in 2001-A at December 30, 2005, and the pretax sensitivity of the fair values to an immediate 10 and 20 percent adverse change in these assumptions:

                                        December 30, 2005
 Weighted average life (in years)                    3.04
 Expected credit losses
    (rate per annum)                                 1.49%
    10% adverse change                           $ (191)
    20% adverse change                            $ (361)

 Weighted average discount rate
    (rate per annum)                                 5.35%
    10% adverse change                            $ (805)
    20% adverse change                          $ (1,039)

 Prepayment speed
    (constant prepayment rate)                      25.00%
    10% adverse change                             $ (93)
    20% adverse change                            $ (178)

 The sensitivity analysis above is hypothetical and should be used with caution.  In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities.  Further changes in fair value based on a 10% or 20%
 variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear.
 Also, the sensitivity analysis does not consider any hedging action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

 For the years ended December 30, 2005, December 31, 2004 and December 26, 2003, cash flows received on the retained interests were $25,231, $83,059 and $97,369, respectively.  As of December 30, 2005,  the principal amount outstanding and delinquencies of  the 2001--A securitized mortgage loans were $197,738 and $8,846, respectively.  For the year ended December 30, 2005, the Bank recognized net credit losses in the amount of $11 on the 2001--A securitized mortgage loans.

 In December 2005, the Bank established an asset-backed commercial paper conduit ("ABCP conduit").  MLBUSA transferred $2,509,723 of investment grade (AA+ or better)
 asset-backed securities to the ABCP conduit.  The Bank received proceeds in the amount of $2,514,005 and recognized a net gain on the sale of securities of $2,150. MLBUSA did not retain any interest in this securitization but has continuing involvement with the
 ABCP conduit as described in the section below.  The ABCP conduit funds its security acquisitions through the issuance of notes, including commercial paper, or the sale of its assets.

 During 2005, MLBUSA transferred certain automobile loans held for sale with a fair value of $1,564,036 to a QSPE that subsequently securitized the loans.  The Bank accounted for the transfer as a sale and received pro-ceeds of $1,571,162, which included interest of
 $7,126.  There was no gain or loss on the sale of the loans.  Prior to the sale, the loans had a LOCOM adjustment of $35,765.  MLBUSA did not retain any interest in this securitization.

 MLBUSA also transferred certain aircraft lease asset-backed securities to a QSPE,
 Airplanes Repackaged Transferred Securities Ltd., during 2004.  The QSPE issued two series of notes ("ARTS 1" and "ARTS 2") with a combined par value of $186,000.  The Bank also sold to the QSPE securities consisting of asset-backed and U.S. Treasury agency strips with a combined carrying value of $171,070, and contributed a financial insurance contract.  MLBUSA received $181,950 of proceeds from the securitization and recognized a gain on sale of securities of $10,880.  The gain on the sale of assets is determined with reference to the carrying amount of the financial assets transferred compared to their fair value at the date of transfer.  MLBUSA did not retain a residual interest in this securitization as of December 30, 2005 and December 31, 2004.

 TRANSACTIONS WITH VARIABLE INTEREST ENTITIES
 A VIE is defined in FASB Interpretation No. 46R (revised December 2003), Consolidation of Variable Interest Entities ("FIN 46R") as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordi-nated financial support from other parties.  In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor and/or liquidity provider to various VIEs.  MLBUSA has entered into three transactions with VIEs for which MLBUSA was deemed the primary beneficiary and must consolidate the VIEs.  Specifically, MLBUSA loans outstanding to these three VIEs totaled $452,993 as of December,  30, 2005 and
 $126,000 at December 31, 2004.  The assets of the VIEs total approximately $469,149 as of December 30, 2005 and $132,800 at December 31, 2004.  The consolidated assets that collateralize the Bank's loans are generally loans or leases.  Holders of the beneficial interests in these VIEs have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE.

 In addition, the Bank holds a significant variable interest in four VIEs as a result of its lending and investing activities.

 o The first VIE was created to acquire automobile leases.  The Bank also has an investment position in this VIE.  This VIE has total assets of approximately $38,677.
 The Bank's maximum exposure to loss as a result of its lending and investment activities in this VIE is $12,989, which assumes no collections on the outstanding loan and a complete loss on the equity investment.

 o  The second VIE was created to acquire credit card receivables.  The Bank also has an investment position in this VIE.  This VIE has total assets of approximately $245,496.
 The Bank's maximum exposure to loss as a result of its lending and investment activities in this VIE is approximately $209,122, which assumes no collections on the outstanding loan and a complete loss on the equity investment.

 o The third VIE was created to acquire automobile loans.  This VIE has total assets of approximately $205,323.  The Bank's maximum exposure to loss as a result of its lending activities in this VIE is approximately $195,009, which assumes no collections on the outstanding loan.

 o MLBUSA has entered into a liquidity asset purchase agreement with the previously described ABCP conduit in the amount of $3,000,000 to purchase investment grade securities from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market.  The Bank also has a commitment to issue letters of credit in aggregate up to $60,000 in the event a credit enhancement is needed to maintain the
 ABCP conduit rating.  The Bank also serves the ABCP conduit as administrative agent for which it receives a fee.  A third party investor purchased a $4,500 first loss note issued by the ABCP conduit which is subordinated to all other claims and enhancements.
 MLBUSA's maximum exposure to loss as a result of its relationships is $3,060,000, which assumes the securities purchased suffer a total loss.  Fees received for these products and services totaled $506 in 2005.

 Note 12. Affiliated Party Transactions

 The Bank enters into various transactions with the Parent and its affiliated companies in connection with its operations.  The Bank's material affiliated party trans-actions
 (balances, income, or expense in excess of $10,000) have been grouped into General
 Services, Lending/Investing and Liquidity and Risk Management below:

 GENERAL SERVICES
 o The Bank's deposits are serviced by its affiliates, Merrill Lynch Money Markets, Inc.
 and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S").  The Bank's expense for these services totaled $135,168, $140,831, and $138,767 in 2005, 2004, and 2003,
 respectively.

 o MLPF&S places deposits in the Bank as agent for brokerage customers.  MLPF&S typically overfunds customer deposits placed with the Bank, but sometimes underfunds the deposits.  The overfunds are a deposit of MLPF&S with the Bank, and the underfundings are a Bank receivable from MLPF&S.  The Bank pays to, or receives from, MLPF&S interest on the deposit or receivable.  MLPF&S's deposit with the Bank totaled $438,338 at
 December 30, 2005 and $440,972 at December 31, 2004.  Interest paid to MLPF&S, net of interest received from MLPF&S, was $2,935, $2,352, and $179 during 2005, 2004, and 2003, respectively.

 o The current portion of U.S. Federal and state income taxes payable represents a liability to the Parent. The total liability amount is $54,179 and $219,112 at December
 30, 2005 and December 31, 2004, respectively.  Deferred income tax benefits will reduce the amounts payable to the Parent in future periods.

 o At December 30, 2005, the Bank had $25,000 (with a deductible of $500) of errors and omissions coverage and $265,000 (with a deductible of $250) of fidelity bond insurance coverage in force with an affiliate.

 o The Bank serves as trustee for the Retirement Preservation Trust and Equity Index
 Trust collective trust funds.  The Bank has agreements with affiliates to perform transfer agent and advisory services for the funds.  Expenses for these services totaled
 $20,184, $19,367 and $17,949 in 2005, 2004, and 2003, respectively.

 o The Bank's employees provide various management, processing and advisory services to certain affiliates.  Income related to these services totalled $60,846, $53,017, and
 $17,572 in 2005, 2004, and 2003, respectively, and is reported in servicing and other fees, net.

 LENDING/INVESTING:
 o The Bank issues delayed debit cards to customers of MLPF&S.  The Bank funds draws as charges are made and receives payment once each month from the customer accounts.  The
 Bank has an agreement in place whereby MLPF&S pays the Bank one month LIBOR plus 100 basis points on the balance of advances.  Interest income, included in interest income on loans, totaled  $15,948, $8,546, and $6,641 for 2005, 2004, and 2003,
 respectively.

 o The Bank has agreements with affiliates, whereby the Bank originates and/or services loans on behalf of such affiliates.  Fees earned under such agreements totaled approximately $9,450, $7,371, and $3,448 in 2005, 2004 and 2003, respectively, and are included in servicing and other fees.  Loans being serviced under such agreements, including master servicing, totaled approximately $4,217,000, $2,713,000, and $578,000 at December 30, 2005, December 31, 2004, and December 26, 2003, respectively.

 o During 2005, 2004 and 2003, the Bank sold $3,893,355, $10,108,465 and $7,836,886 of mortgage loans to affiliates at fair market value and recognized $32,159, $178,610 and
 $164,360, respectively, in gains on these sales.

 o During 2005, 2004 and 2003, the Bank, through its subsidiary Merrill Lynch Business
 Financial Services, Inc. , participated $505,608, $868,070 and $1,040,126 of small business loans to affiliates.  The Bank also services loans participated to the affiliates.  The Bank received and recognized income for servicing the loans of $8,828,
 $12,566, $13,993 in 2005, 2004, and 2003, respectively.  The amounts are reported in servicing and other fees, net.

 o The Bank received and recognized income of $266,599, $168,750, and $156,143 in fees from affiliated companies in 2005, 2004, and 2003.  The fees are associated with the issuance of unsecured commercial lines of credit by the Bank.  Such income is included in credit and banking fees.

 o During 2003, MLBUSA sold, at fair market value, $309,161 of securities-based loans to
 Merrill Lynch Bank & Trust Co. ("MLB&T").  The Bank recognized a gain on sale of these loans of $2,368.

 o During 2005, MLBUSA sold, at fair market value, $989,708 of securities to MLB&T.  The
 Bank recognized a loss on sale of these securities of $57.

 LIQUIDITY and Risk MANAGEMENT:
 o The Bank maintains a credit facility with its Parent in which the Parent provides a revolving credit loan in the principal amount of $250,000.  However, the Parent, at its discretion, may extend additional term subordinated debt to the Bank such that the aggregate amount owed to the Parent may be greater than $250,000.  At December 30, 2005 and December 31, 2004, the balance on the revolving credit loan was $395,754, and
 $45,345, respectively, due upon demand.  The revolving credit loan amounts are included in payable to Parent and affiliated companies.  Subordinated debt outstanding at
 December 30, 2005 totaled $250,000.  There was no subordinated debt outstanding in
 2004.  During 2005, 2004, and 2003, the Bank paid a commitment fee for this facility of
 $197, $206 and $202, respectively.  Interest is charged on these borrowings based upon the Parent's prevailing cost of funds.  The rate on the revolving credit loan averaged
 3.4%, 1.5%, and 1.5% for 2005, 2004, and 2003, respectively.

 o The Bank had open interest rate swap agreements with four affiliates, Merrill Lynch
 Capital Services, Merrill Lynch Capital Markets Bank, Merrill Lynch Mortgage Capital,
 and Merrill Lynch International, with notional amounts of approximately $3,066,959,
 $1,442,126, and $3,286,361 at December 30, 2005, December 31, 2004 and December 26,
 2003, respectively.  Net interest expense generated from these swaps amounted to approximately $6,424, $45,603, and $67,425 for 2005, 2004, and 2003, respectively, and is included as an addition to interest expense on deposits or as an offset to interest income on assets, as applicable.  At December 30, 2005 and December 31, 2004, there was a related net payable of $2,509 and $485, respectively.

 o As part of its liquidity management process, MLBUSA purchases and sells Federal funds
 (Fed funds).  Some Fed funds purchases and sales transactions are with MLB&T.  Fed funds interest income received from MLB&T was $1,836, $2,524,
 and $189 in 2005, 2004 and 2003, respectively.  Fed funds interest expense paid to MLB&T was $8,350, $2,747, and $5,008 in 2005, 2004 and 2003, respectively.  At December 30,
 2005 and December 31, 2004, MLBUSA had purchased $400,000 and $0, respectively, in Fed funds from MLB&T.

 o As part of its investment and liquidity management process, MLBUSA, from time to time, will enter into an agreement to sell its securities and repurchase them at a later date for a specified price.  These agreements, known as repurchase agreements, or repos, are a financing arrangement between the two parties.  MLBUSA entered into such agreements from time to time with MLPF&S and Merrill Lynch Government Securities Inc. ("MLGSI").
 At December 30, 2005 and December 31, 2004, MLBUSA`s securities sold under agree-ments to repurchase with these affiliates were $0 and $4,688,480, respectively.  For the years
 2005, 2004 and 2003 interest expense paid to MLPF&S for the above was $96,863, $82,966, and $63,368, respectively.

 o As part of its investment and liquidity management process, MLBUSA, from time to time, will enter into an agreement to purchase securities and sell them at a later date for a specified price.  These agreements, known as reverse repurchase agree-ments, or reverse repos, are a financing arrangement between two parties.  MLBUSA entered into such agreements from time to time with various affiliates.  At December 30, 2005 and December
 31, 2004, MLBUSA`s securities purchased under agree-ments to sell with these affiliates were $3,900,000 and $0, respectively.  For the years 2005 and 2004 interest revenue received from affiliates for the above was $774, and $0, respectively.

 Note 13. Commitments, Contingencies, and Guarantees

 COMMITMENTS
 In the normal course of business, the Bank enters into a number of off-balance sheet commitments.  These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheets.

 Credit Extension
 The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing needs of its customers.  The Bank considers commitments outstanding as of the day the commitment letter is issued.  A summary of the Bank's unfunded commit-ments to extend credit follows:

                                    December 30,     December 31,
                                            2005              2004

 Consumer
 Residential mortgages-1-4 family    $ 1,185,555      $  3,621,380
 Securities-based                         10,531           307,901
 Residential mortgages-home equity     3,890,669            37,057
 Residential construction                512,869           535,106
 Unsecured                                64,115                --
 Total consumer                        5,663,739         4,501,444
 Commercial
 Asset-based                           8,225,915         6,631,741
 Commercial and industrial             2,820,475         3,253,867
 Real estate                           1,214,305           987,659
 Securities-based                         64,723           230,872
 Unsecured                            16,345,990        14,668,978
 Hedge fund lending                      304,600           175,586
 Other                                    42,973            33,766
 Total commercial                     29,018,981        25,982,469
 Total                               $34,682,720      $ 30,483,913

 Commitments to extend credit are legally binding, generally have specified rates and maturities and
 are for specified purposes.  In many instances, the borrower must meet specified conditions before the Bank is required to lend.  The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.

 States in which the amount of unfunded commitments were 5% or greater of total unfunded commitments as of
 December 30, 2005 and December 31, 2004 follow:

                        2005          2004

 California                14%           13%
 New York                 10            13
 Texas                     7             7
 Illinois                  6             7
 Virginia                  6             6
 Georgia                   5            --
 Florida                   4             6

 At December 30, 2005 and December 31, 2004 industry groups in which the principal amount of unfunded commitments exceeded 5% of total loans and leases receivable follow:

                December 30, December 31,
                        2005          2004

 Mortgage banking          16%           14%
 Finance and Insurance    16            17
 Utilities                 8             7
 Consumer products
    and services           4             7

 Unfunded commitments to extend credit have the following contractual remaining maturities at
 December 30, 2005:

                                                     Expires in
                                               After 1        After 3
                                               Through        Through          After
                         1 Year or Less        3 Years        5 Years        5 Years

 Consumer
 Residential
   mortgages-
   1-4 family               $ 1,185,555     $       --     $       --      $      --
 Securities-based                 2,034          7,382          1,115             --
 Residential
   mortgages-
   home equity                  414,445        136,918        136,794      3,202,512
 Residential
   construction                 364,180        148,689             --             --
 Unsecured                           --         64,115             --             --
 Total consumer               1,966,214        357,104        137,909      3,202,512

 Commercial
 Asset-based                  4,974,366      1,393,692      1,685,937        171,920
 Commercial and
    industrial                1,110,889        510,977        979,743        218,866
 Real estate                     74,855        648,577        390,408        100,465
 Securities-based                56,914          4,356          3,103            350
 Unsecured                    3,849,718      2,734,398      9,557,824        204,050
 Hedge fund lending             304,600             --             --             --
 Other                            5,429         26,503             --         11,041
 Total commercial            10,376,771      5,318,503     12,617,015        706,692
 Total                      $12,342,985      $5,675,607    $12,754,924     $3,909,204

 During 2004, the Bank entered into a master repurchase agreement with the Parent and an affiliate, Merrill Lynch Government Securities, Inc., in which MLBUSA agrees to purchase securities issued or guaranteed by the United States of America or its agencies, and such other securities that are permis-sible under applicable bank regulations, and the seller agrees to repurchase the securities at a time specified at purchase (a repurchase agreement) up to a maximum of $5,000,000.  As of December 30, 2005 and December 31,
 2004, no securities had been purchased pursuant to this agreement.

 The Bank is also committed to fund charges resulting from MLPF&S customers' use of delayed debit cards issued by the Bank.  These advances are collateralized by either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S brokerage account.

 For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments.  Many of the commitments are collateralized, or would be collateralized upon funding, and most are expected to expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

 Purchase and Sale
 At December 30, 2005, the Bank had committed to purchase leases to be originated by a third party finance company in amounts totalling $39,244 over the next year.

 At December 30, 2005, the Bank had committed to purchase residential loans in the future in the amount of $56,718.

 Operating Leases
 The Bank leases office space and equipment under operating leases with various expiration dates through 2014.  Minimum lease payments as of December 30, 2005 follow:

                      December 30, 2005

 2006                          $ 6,596
 2007                           5,944
 2008                           6,113
 2009                           5,585
 2010                           5,541
 Thereafter                    21,591
 Total                         $ 51,370

 Rental expense under operating leases, included in occupancy and related depreciation, approximated $3,763 in 2005, $3,206 in 2004, and $2,917 in 2003.

 CONTINGENCIES
 The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses.  Management of the Bank, based on its review with counsel of develop-ment of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings will not be material
 to the Bank's consolidated financial condition or results of operations.

 Other
 MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for certain customers.  The Bank's funding of its assets is dependent upon these deposits and the affiliate's ongoing relationships with its customers.

 Guarantees
 MLBUSA provides guarantees to counterparties in
 the form of standby letters of credit and liquidity asset purchase agreements.  Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party the financial commitments or contractual obligations of the Bank's customer.  The liquidity asset purchase agreement is a commitment to purchase investment grade securities from an ABCP conduit.

 These guarantees are summarized at December 30, 2005 below:

                                         Maximum
 Type of                  Payout/       Carrying       Value of
 Guarantee               Notional          Value     Collateral

 Standby letters
    of credit           $2,017,486     $(15,586)       $487,448 (1) (2)
 Liquidity asset purchase
    agreement           $3,060,000       $ (4,528)    $3,000,000 (3) (4)

 (1) Marketable securities delivered by customers to MLBUSA collateralize up to $267,854 of the standby letters of credit.

 (2) In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on whose behalf the Bank issued the standby letters of credit in the amount of
 $1,383,606.

 (3) In the event MLBUSA purchases securities pursuant to this agreement, the Bank will receive investment grade marketable securities.

 (4) The maximum payout/notional amount includes a commitment to issue letters of credit in the amount of $60,000.
 Expiration information for these contracts follow:

                          Maximum           Less
 Type of                  Payout/           than           1-3          4-5        Over 5
 Guarantee               Notional         1 Year         Years        Years         Years

 Standby
    letters
    of credit           $2,017,486     $ 474,979     $ 366,694     $793,425     $ 382,388

 Liquidity
    asset
    repurchase
    agreement           $3,000,000     $3,000,000    $      --     $     --     $      --

 The standby letters of credit amounts above include two-party letters of credit issued by the Bank in 2005 and 2004 in conjunction with a principal protected mutual fund.  The two-party letters of credit require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven years is less than the amount originally invested.
 This fund is managed using an algorithm that requires holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event.  The
 Bank's maximum potential exposure to loss with respect to the two-party letters of credit totals $633,879. Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss.  As such, this measure significantly overstates the Bank's expected loss exposure at December 30, 2005.

 The liquidity asset purchase agreement is a commit-ment to purchase investment grade securities from an ABCP conduit formed in December 2005 to purchase securities or other financial assets and fund those purchases through the issuance of notes, including commercial paper.  The liquidity support would be called on by the ABCP conduit in the event a market disruption or other event make it difficult or impossible for the ABCP conduit to issue new notes to repay previously issued notes at their maturity.  The
 Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $3,000,000.  Such a loss assumes that the Bank suffers a total loss on all securities held by the ABCP conduit.  As such, this measure significantly overstates the Bank's expected loss exposure at December 30, 2005.

 Also related to the ABCP conduit, the Bank has committed to issue standby letters of credit.  The letters of credit act as a credit enhancement to the ABCP conduit and will be issued in variable amounts up to $60,000 as necessary to maintain the ABCP conduit rating.  No letters of credit were issued pursuant to the commitment at December 30,
 2005.  The Bank's maximum exposure to loss with respect to the commitment to issue these letters of credit is $60,000.  Such a loss assumes that the Bank issues the letters of credit and suffers a total loss.  As such, this measure significantly overstates the
 Bank's expected loss exposure at December 30, 2005.

 In connection with certain asset sales and securitization transactions, MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines.  If the underlying assets do not conform to the specifi-cations, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss.
 To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition of  the assets.  The Bank believes that the potential for loss under these arrangements is remote.  Accord-ingly, no liability is recorded in the consolidated financial statements.

 Note 14. Capital Requirements

 MLBUSA is subject to various regulatory capital requirements administered by U.S.
 Federal and state banking agencies.  Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements.  Under the regulatory framework for prompt corrective action,
 MLBUSA must meet specific capital guidelines that involve quantitative measures of
 MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  MLBUSA's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

 Quantitative measures established by regulation to ensure capital adequacy require the
 Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and
 Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined).  Management believes, as of December
 30, 2005 and December 31, 2004, that the Bank meets all capital adequacy requirements to which it is subject.

 As of December 30, 2005, the most recent notifi-cation from the FDIC categorized MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action.  To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based,
 Tier I risk-based, and Tier I leverage ratios as set forth in the following table.
 There are
 no conditions or events since that notification that management believes have changed
 MLBUSA's category.

The Bank's actual capital amounts and ratios are presented in the following table:

                                                    Minimum for Capital         Minimum to be

 Actual                    Adequacy Purposes Well Capitalized

                                  Amount   Ratio        Amount    Ratio        Amount     Ratio
 December 30, 2005
 Total capital (Tier 1 + Tier 2)
    to risk-weighted assets   $6,376,034   11.07%    $4,608,003     8.0%    $5,760,004   10.0%
 Tier I capital
    to risk-weighted assets   $5,732,776    9.95%    $2,304,002     4.0%   $3,456,002     6.0%
 Tier I capital to average assets          $5,732,776            9.46%     $2,423,879      4.0%
 $3,029,849                        5.0%

 December 31, 2004
 Total capital (Tier 1 + Tier 2)
    to risk-weighted assets   $5,438,308   10.81%    $4,024,003     8.0%    $5,030,004    10.0%
 Tier I capital to
    risk-weighted assets     $5,171,255    10.28%    $2,012,001     4.0%   $3,018,002     6.0%
 Tier I capital to average assets$5,171,255              7.58%   $2,730,641
 4.0%                       $3,413,301     5.0%

 Note 15. Cash and Dividend Restrictions

 CASH
 Federal Reserve Board regulations require reserve balances on certain deposits to be maintained with the Federal Reserve Bank.  The average required reserve was $115,100 and
 $276,444 in 2005 and 2004, respectively.

 DIVIDENDS
 The Bank is chartered under the laws of the State of Utah and its deposits are insured by the FDIC.  Under Utah State law, the Bank may not pay a dividend out of net profits until it has (1) provided for all expenses, losses, interest, and taxes accrued or due from the Bank and (2) transferred to a surplus fund 10% of its net profits before dividends for the period covered by the dividend, until the surplus reaches 100% of its capital stock.  For purposes of these Utah state dividend limitations, the Bank's capital stock is $1,000 and its capital surplus exceeds 100% of capital stock.

 Under FDIC regulations, the Bank may not pay any dividend if, following the payment of the dividend, the Bank would be "undercapitalized," as defined under the Federal Deposit
 Insurance Act and applicable regulations.

 The Bank complied with the aforementioned dividend restrictions for the years ended
 December 30, 2005, December 31, 2004 and December 26, 2003.  The Bank declared $490,000,
 $110,000 and $317,000 in dividends during 2005, 2004, and 2003, respectively.

 Note 16. Employee Benefit Plans

 The Bank provides retirement benefits to its employ-ees under defined contribution plans sponsored by the Parent, consisting of the Retirement Accumulation Plan, the Employee
 Stock Ownership Plan, and the 401(k) Savings and Investment Plan.  These plans cover substantially all employees who have met age and service requirements.

 Employee retirement expense allocated to the Bank, and reported, was approximately
 $6,445, $4,096,
 and $3,142 for the years ended December 30, 2005, December 31, 2004, and December 26,
 2003, respectively.

 The Bank participates in the Parent`s Long-Term Incentive Compensation Plans, which include, among other plans, a nonqualified stock option ("options") program for certain employees.  Under this program, options granted in 1996 through 2000 generally are exercisable over five years; options granted in 2001 and 2002 became exercisable after six months; and option granted in 2003 thru 2005 generally become exercisable over four years.  The exercise price of these options is generally equal to 100% of the fair value of a share of the Parent's stock on the date of grant.  These options expire ten years after their grant date.

 Note 17. Derivatives

 MLBUSA uses derivative instruments to manage its interest rate, credit and foreign exchange risk positions.  The types of derivative instruments used and the Bank's accounting for those instruments are discussed in Note 1.  Fair values of derivatives are included in trading assets, derivative assets, and derivative liabilities in the consolidated balance sheets.  MLBUSA's derivative positions at December 30, 2005 and
 December 31, 2004 follow:

                                                 December 30, 2005           December 31, 2004

                                                        Estimated                   Estimated
                                             Notional   Fair Value        Notional  Fair Value
 Interest rate swaps
   Bank receives fixed/pays floating      $14,389,908      $153,323     $6,190,125    $  3,830
   Bank receives floating/pays fixed       13,815,436       227,530     18,251,974     (76,473)
   Bank receives CPI-equity
        linked/pays floating                  133,320       (4,497)         63,450        (215)
 Interest rate futures                        825,000            15        789,422      (1,332)
 Interest rate options                        991,126           341        674,752        (338)
 Credit default swaps                       4,966,903      (10,775)      4,117,814     (22,605)
 Principal protection guarantees              521,886         7,369        606,173       5,023
 Equity linked                                113,182         4,147         43,450         500
 Total return swaps/credit link note          686,886       (8,511)      1,029,626       7,486
 Foreign exchange forward contracts         2,306,864        34,000      1,949,369     (30,843)
 To-be-announced security forward contracts                135,000      (807)
 120,000                                        (150)
 Rate-locked mortgage loan pipeline           390,114         (321)        462,859        (245)
 Total                                    $39,275,625      $401,814     $34,299,014   $(115,362)

 Weighted average receivable interest rate      4.13%                         2.30%
 Weighted average payable interest rate         (4.17)%                     (3.12%)

 Note 18. Fair Value of Financial Instruments

 The carrying and estimated fair value amounts of the Bank's financial instruments are summarized below:

                                                December 30, 2005             December 31, 2004

                                          Carrying     Estimated          Carrying    Estimated
                                             Amount    Fair Value           Amount    Fair Value
 Assets
 Cash and due from banks and cash equivalents     $   3,973,881$        3,973,881$
 1,553,811                               $1,553,811
 Federal funds sold                          25,000        25,000               --            --
 Trading assets                           1,039,829     1,039,829        1,308,368     1,308,368
 Securities                               13,025,147   13,025,147       27,764,956    27,764,956
 Loans and leases held for sale           4,869,596     4,889,210        5,229,960     5,257,363
 Loans and leases receivable, net        35,923,152    35,993,697       29,452,615    29,522,737
 Accrued interest receivable                242,309       242,309          215,625       215,625
 Investment in Federal  Home Loan Bank      121,602        96,418          121,106       121,106
 Receivable from Parent and affiliated
    companies                                57,509        57,509          192,608       192,608
 Net deferred income taxes                  215,431       215,431          193,445       193,445
 Cash delivered to collateralize derivative
    obligations                               3,756         3,756          162,839       162,839
 Derivative assets                          189,319       189,319           19,002        19,002

 Liabilities
 Money market deposit accounts           $51,555,101  $51,555,101       $  54,788,219
 $  54,788,219
 Time deposits                            1,228,270     1,225,298          622,126     623,245
 Federal funds purchased and securities sold
 under agreements to repurchase             400,000       400,000        4,688,480     4,688,480
 Advances from Federal Home Loan Bank            --            --            2,200        2,737
 Other borrowings                             4,337         4,337             --             --
 Payable to Parent and affiliated companies           413,282           413,282
 87,738                                      87,738
 Current income taxes payable                54,179        54,179          219,112       219,112
 Subordinated debt                          250,000       250,000               --            --
 Derivative liabilities                       9,919         9,919           36,629        36,629

 Cash equivalents, federal funds sold, trading assets, securities, accrued interest receivable, receivable from Parent and affiliated companies, income tax receivable, cash delivered to collateralize derivative obligations, and derivative assets are carried at amounts that approximate fair value.  Fair values for the Bank's securities are based on quoted market prices, where available.  If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.  The Bank's estimate of fair value for loans and leases held for sale and loans and leases receivable is deter-mined based on loan characteristics.  For certain homogeneous categories of loans, including residential mortgages and home equity loans, fair value is estimated using market price quotations or previously executed transactions for securities backed by similar loans, adjusted for credit risk and other individual loan characteristics.  For all other loans, carrying value approximates fair value.

 Investment in Federal Home Loan Bank stock is carried at historical cost.  The stock can be redeemed only at the FHLB of Seattle who may require up to a five year waiting period prior to redeeming the stock at par value.  The fair value was estimated considering the present value of expected dividends over the stated waiting period.

 Money market deposit accounts, federal funds purchased and securities sold under agreements to repurchase, short-term advances from Federal Home Loan Bank, other borrowings, payable to Parent and affiliated companies, income tax payable and derivative liabilities are carried at amounts which approximate fair value.  Fair values for fixed-rate time deposits and long-term advances from the Federal Home Loan Bank are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates and advances to a schedule of expected monthly maturities of these time deposits and advances.

 Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices.  Fair values for OTC derivative financial instruments, principally forwards, options, and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments.  These derivatives are valued using pricing models based on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other
 OTC trades or external pricing services.

 Note 19. Business Combinations

 The Parent contributed all issued and outstanding shares of a wholly owned subsidiary,
 Merrill Lynch Private Finance, Inc. ("MLPF"), to the Bank on November 9, 2004.  As a
 result of the internal reorganization, the Bank holds MLPF as a direct wholly owned subsidiary.  MLPF is engaged in the business of marketing, originating, and servicing loans secured by securities and other investment assets held in securities accounts maintained with MLPF's affiliated broker-dealer, MLPF&S.  The internal reorganization of entities under common control is reflected in the consolidated financial statements as if the business had been combined as of the beginning of the reported periods, December
 29, 2001.  This internal reorganization resulted in an increase of $3,421 to the Bank's total stockholder's equity on December 29, 2001.  MLPF operating activities increased net earnings by $3,089 in 2005, $309 in 2004 and $596 in 2003.

 Note 20. Proposed Internal Reorganization

 In January 2006, Merrill Lynch Trust Company, FSB ("MLTC-FSB"), an affiliate of the
 Bank, applied to the Office of Thrift Supervision ("OTS") to become a full service thrift institution as the first step in an internal reorganization of certain banking businesses of Parent.  The reorganization is expected to provide the Parent with a more efficient platform to deliver banking products and services to clients and to provide a more effective avenue for future growth.  Subsequent to, and contingent upon, OTS approval of the application, Merrill Lynch Bank & Trust Co. ("MLB&T"), an existing
 FDIC-insured depository institution affiliate of MLBUSA, will be merged with MLTC-FSB, and MLTC-FSB will be renamed Merrill Lynch Bank & Trust Co., FSB ("MLBT-FSB").  It is
 expected that the new entity will be regulated by the OTS and its deposits insured by the the FDIC.  The remaining steps in the internal reorganization include MLBUSA receiving as a capital contribution all common shares of Financial Data Services
 ("FDS"), a wholly-owned indirect subsidiary of Parent principally serving as transfer agent, subaccountant, registrar, and fiscal agent for mutual funds and money market deposit accounts.  In addition, MLBUSA and MLBT-FSB will organize a Delaware corporation named Merrill Lynch Mortgage and Investment Corp. ("MLMIC").  In exchange for an approximately 15 percent ownership interest of MLMIC's common shares, MLBUSA will contribute all common shares of Merrill Lynch Credit Corpo-ration ("MLCC"), currently a subsidiary serving primarily as a mortgage banker, and Merrill Lynch Community
 Development Company, LLC ("MLCDC"), currently a subsidiary serving primarily to make loans and investments to low and moderate income borrowers, to fulfill MLBUSA's and
 MLB&T's Community Reinvestment Act responsibilities.  MLBUSA expects to account for all the transfers of interests between entities under common control using the pooling of interest method of accounting.  Management expects the reorganization to be completed mid-year 2006.

 MANAGEMENT'S REPORT ON
 INTERNAL CONTROLS AND COMPLIANCE
 Merrill Lynch Bank USA
 Administrative Offices
 15 W. South Temple, Ste. 300
 Salt Lake City, Utah 84101
 (801) 526-8300
 (800) 635-5281
 Fax: (801) 521-6466
 Fax: (801) 363-8611

 February 27, 2006
 To the Federal Deposit Insurance Corporation, Utah Department of Financial Institutions
 and Audit Committee of Merrill Lynch Bank USA:

 Financial Statements
 The management of Merrill Lynch Bank USA (the "Bank") is responsible for the preparation, integrity and fair presentation of its published financial statements and all other information presented in this annual report.  The Consolidated Financial
 Statements have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on informed judgments and estimates made by management.

 Internal Control
 Management is responsible for establishing and maintaining effective internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with both accounting principles generally accepted in the United States of
 America and the Federal Financial Institutions Examination Council Instructions for
 Consolidated Reports of Condition and Income (the "Call Report Instructions").  The
 system of internal controls contains monitoring mechanisms, and actions are taken to correct deficiencies identified.

 There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls.
 Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation.  Further, because of changes in conditions, the effectiveness of internal control may vary over time.

 Management assessed the institution's internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with both accounting principles generally accepted in the United States of America and Call Report
 Instructions, as of December 30, 2005.  This assessment was based on criteria for effective internal control over financial reporting, including safeguarding of assets, described in Internal Control - Integrated Framework issued by the Committee of
 Sponsoring Organizations of the Treadway Commission.  Based on this assessment, management believes that the Bank maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United States of America and Call Report
 Instructions, as of December 30 2005.

 Compliance With Laws and Regulations
 Management is also responsible for ensuring compliance with the federal laws and regulations concerning loans
 to insiders and the federal and state laws and regulations concerning dividend restrictions, both of which are designated by the Federal Deposit Insurance Corporation
 ("FDIC") as safety and soundness laws and regulations.

 Management assessed its compliance with the designated safety and soundness laws and regulations for the year ended December 30, 2005 and has maintained records of its determinations and assessments as required by the FDIC.  Based on this assessment, management believes that the Bank has complied, in all material respects, with the designated safety and soundness laws and regulations for the year ended December 30,
 2005.

 Preston L. Jackson                      Robert E. Wahlman
 President and Chief Executive Officer   Chief Financial Officer
 Merrill Lynch Bank USA                  Merrill Lynch Bank USA

 INDEPENDENT ACCOUNTANTS' REPORT

 To the Audit Committee of Merrill Lynch Bank USA:
 We have examined management's assertion, included in the accompanying "Management's
 Report," that Merrill Lynch Bank USA maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United States of America and the Federal
 Financial Institutions Examination Council Instructions for Consolidated Reports of
 Condition and Income (the "Call Report Instructions") as of December 30, 2005 based on the criteria established in Internal Control - Integrated Framework issued by the
 Committee of Sponsoring Organizations of the Treadway Commission (the "COSO Report").
 Management is responsible for maintaining effective internal control over financial reporting.  Our responsibility is to express an opinion on management's assertion based on our examination.

 Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of internal control over financial reporting, testing and evaluating the design and operating effectiveness of the internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.

 Because of inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may occur and not be detected.  Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

 In our opinion, management's assertion that Merrill Lynch Bank USA maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United States of
 America and the Call Report Instructions as of December 30, 2005, is fairly stated, in all material respects, based on the criteria established in the COSO Report.

 We have not examined and accordingly, we do not express an opinion or any form of assurance on management's statement referring to compliance with laws and regulations.

 Salt Lake City, Utah
 February 27, 2006